UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SP PLUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

2022

SP PLUS CORPORATION

SP+ CORPORATION 2022 PROXY STATEMENT

SP PLUS CORPORATION

200 E. Randolph Street, Suite 7770

Chicago Illinois 60601-7702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Place:	Record Date:
May 11, 2022 1:00 p.m. Central time	AON Center 200 East Randolph Street 77th Floor	March 18, 2022
Chicago, IL 60601*

Dear Stockholders:

We are pleased to invite you to the SP Plus Corporation 2022 Annual Meeting of Stockholders.

Proposals:

Item 1:	To elect the following directors to serve on the Board of Directors: G Marc Baumann, Alice M. Peterson, Gregory A. Reid, Wyman T. Roberts, Diana L. Sands and Douglas R. Waggoner.
Item 2:	To consider and cast a non-binding advisory vote on a resolution approving the 2021 compensation paid to our named executive officers.
Item 3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.

Stockholders may transact any other business that may be properly brought before the meeting, or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 18, 2022 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. On the Record Date, there were 23,261,694 shares of common stock of SP Plus Corporation issued and outstanding and entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our headquarters at least 10 days prior to the meeting and will also be available for inspection at the meeting.

Your vote is important!  We strongly encourage you to exercise your right to vote as a stockholder, whether in person or by proxy. Whether or not you expect to be present at the meeting, to ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided, or vote via Internet according to the instructions on the proxy card. Stockholders attending the meeting may vote in person even if they have previously returned proxy cards.  You may vote by any one of the following methods.

Voting Methods:

•	Internet
•	Written ballot—Complete and return proxy card in the mail
•	In person—Attend and vote at the meeting

On behalf of the Board of Directors:

Ritu Vig
Chief Legal Officer, Corporate Secretary

Chicago, March 25, 2022

*  Due to COVID-19 concerns, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will publicly announce the decision in a press release and post additional information on our Investor Relations website at ir.spplus.com. Please check this website in advance of the Annual Meeting date if you are planning to attend in person.

Important Notice Regarding the Availability of Proxy Materials for

the Stockholders Meeting to be Held on May 11, 2022:

The Proxy Statement and the 2021 Annual Report to Stockholders are available at

http://www.cstproxy.com/spplus/2022

On this site, you will be able to access our 2022 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and all amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

SP+ CORPORATION 2022 PROXY STATEMENT

SP PLUS CORPORATION

200 E. Randolph Street, Suite 7700

Chicago, Illinois 60601-7702

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

SP+ CORPORATION 2022 PROXY STATEMENT

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SP+ CORPORATION 2022 PROXY STATEMENT

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SP+ CORPORATION 2022 PROXY STATEMENT

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GENERAL INFORMATION

SP+ is a leading provider of technology-driven mobility solutions. We facilitate the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. We provide professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. As of December 31, 2021, we had approximately 16,600 employees and operated in hundreds of cities across North America.

A copy of our 2021 Annual Report to Stockholders (the “Annual Report”), which includes our Form 10-K for the year ended December 31, 2021, accompanies this Proxy Statement and has been posted on the Internet with this Proxy Statement.

Our main website address is www.spplus.com. We make available free of charge on the Investor Relations section of our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission (the “SEC”). We also make available through our website other reports filed with or furnished to the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), including our proxy statements and reports filed by officers and directors under Section 16(a) of that Act, as well as our Governance Guidelines for the Board of Directors, Code of Business Conduct, Code of Ethics for Certain Executives, and the charters of each of the Board’s committees. We do not intend for information made available through our website to be part of this Proxy Statement.

The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We use the terms “SP Plus,” “SP+,” “our company,” “the Company,” “we,” “our” and “us” in this Proxy Statement to refer to SP Plus Corporation and its consolidated subsidiaries unless the context otherwise requires.

Q:	Why am I receiving these materials?
A:

Our Board of Directors (the “Board”) is soliciting your proxy for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 11, 2022. Under rules adopted by the SEC, we are now furnishing proxy materials on the Internet at http://www.cstproxy.com/spplus/2022, in addition to mailing paper copies of the Notice of Internet Availability and Proxy Card. These proxy materials are first being made available via the Internet on or about March 25, 2022, to holders of record of our common stock at the close of business on March 18, 2022 (the “Record Date”). Please note that SP Plus will commence mailing of the Notice of Internet Availability and proxy cards on or about March 25, 2022.

Q:	When is the Annual Meeting?
A:	We will hold the Annual Meeting on May 11, 2022 at 1:00 p.m., Central time, subject to any adjournments or postponements.
Q:	Where will the Annual Meeting be held?
A:	The Annual Meeting will be held at the AON Center, 200 East Randolph Street, 77th Floor, Chicago, IL 60601.
Q:	What materials are being provided?
A:	The Company is making available the following:
•	this Proxy Statement for the 2022 Annual Meeting;
•	a copy of our Annual Report, which includes our Form 10-K for the year ended December 31, 2021; and
•	a proxy card and voting instruction form for the Annual Meeting.

Stockholders may obtain, free of charge, a copy of the exhibits to our Form 10-K by making a written request to our Investor Relations Team at SP Plus Corporation, Investor Relations, 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702, or by email at investor_relations@spplus.com.

Q:	Where can I find the 2021 audited financial statements for SP Plus?
A:

The audited financial statements for our year ended December 31, 2021 are included in our Annual Report, which is available at www.cstproxy.com/spplus/2022 together with this Proxy Statement. You may also access these materials through our main website at www.spplus.com.

SP+ CORPORATION 2022 PROXY STATEMENT

GENERAL INFORMATION

Q:	What items will be voted on at the Annual Meeting?
A:	Stockholders will vote on three items at the Annual Meeting:
•	to elect the following directors to serve on the Board of Directors: G Marc Baumann, Alice M. Peterson, Gregory A. Reid, Wyman T. Roberts, Diana L. Sands and Douglas R. Waggoner. (Proposal No. 1);
•	to consider and cast a non-binding advisory vote on a resolution approving the 2021 compensation paid to our named executive officers (Proposal No. 2); and
•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022 (Proposal No. 3).
Q:	What are the Board’s voting recommendations?
A:	The Board recommends that you vote your shares:
•	“FOR” each of the nominees named in this Proxy Statement to the Board (Proposal No. 1);
•	“FOR” the resolution approving, in a non-binding advisory vote, the 2021 compensation paid to our named executive officers (Proposal No. 2); and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022 (Proposal No. 3).
Q:	What other matters might arise at the meeting?
A:

At the date of this Proxy Statement, the Board does not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. The proxies named in the proxy card are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	What happens if a director nominee is unable to stand for election?
A:

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Q:	Who may vote at the Annual Meeting?
A:

Each share of our common stock has one vote on each matter. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were approximately 23,261,694 shares of our common stock outstanding.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares of our common stock.

Beneficial Owner of Shares Held in Street Name. If shares of our common stock are held by a broker, bank or other institution, serving as nominee, on your behalf (each referred to as a “broker”), you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”).  If you are a beneficial owner but not a stockholder of record, you should follow the instructions provided by your broker, bank or other record holder to direct your broker on how to vote your shares.

Q:	If I am a stockholder of record of the Company’s shares, how do I vote?
A:	Our stockholders of record may vote in person at the Annual Meeting or by proxy. There are two ways to vote by proxy:
•	By Internet: by visiting www.cstproxyvote.com and following the on-screen instructions; or
•	By Mail: by marking, signing and dating your proxy card and returning it to us in the envelope provided.

In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive the mailed proxy card prior to the start of the Annual Meeting. Additionally, Internet voting for stockholders will close at 11:59 p.m., Eastern time, on May 10, 2022.

Q:   If I hold my shares in street name, how do I vote?

A:

If you hold your shares in street name, you may vote by following the instructions provided by your broker or, in order to vote in person at the Annual Meeting, you must comply with the procedures described below.

SP+ CORPORATION 2022 PROXY STATEMENT

GENERAL INFORMATION

Q:	What is the quorum requirement for the Annual Meeting?
A:

A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted as present for purposes of determining if there is a quorum if you:

•	are entitled to vote and you are present at the Annual Meeting; or
•	have properly voted on the Internet or by submitting a proxy card form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. For purposes of determining a quorum, abstentions and broker non-votes are counted as present.

Q:	How are proxies voted?
A:

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Q:	What happens if I do not give specific voting instructions?
A:

Stockholders of Record. If you are a stockholder of record and you signed and returned a proxy card without giving specific voting instructions, then the persons named as proxy holders, Ritu Vig and Jerome L. Pate, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will indicate on the proxy card that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?
A:

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to occur with respect to Proposal No. 3.

The election of directors (Proposal No. 1) and the non-binding advisory vote to approve compensation paid to our 2021 named executive officers (Proposal No. 2) are considered non-routine matters under applicable rules. A broker or other nominee may not vote without instructions on non-routine matters, and, therefore, broker non-votes may occur with respect to Proposals No. 1 and No. 2.

Q:	What is the voting requirement to approve each of the proposals?
A:

With respect to the election of directors (Proposal No. 1), our bylaws currently provide for a plurality voting standard. Accordingly, under the plurality voting standard, the six nominees receiving the highest number of affirmative votes will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In other words, because there are no other nominees for election as directors other than the persons named in the enclosed proxy card and assuming each of those persons receives at least one vote, all of them will be re-elected to our Board. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to approve, in a non-binding advisory vote, the compensation paid to our 2021 named executive officers (Proposal No. 2). Although the advisory vote on Proposal No. 2 is non-binding, our Board will review the voting results and will take them into account when making future compensation decisions for our named executive officers.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to ratify the appointment of our independent registered public accounting firm (Proposal No. 3).

Q:	How are broker non-votes and abstentions treated?
A:

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. With respect to the election of directors (Proposal No. 1), under plurality voting, broker non-votes and abstentions would have no effect on determining the nominees elected. However, with respect to Proposals No. 2 and No. 3, under majority voting, abstentions have the same effect as votes cast AGAINST each such matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote with respect to that matter.

SP+ CORPORATION 2022 PROXY STATEMENT

GENERAL INFORMATION

Q:	Can I change my vote after I have voted?
A:

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to our Chief Legal Officer at 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702.

Q:	As a stockholder, do I have dissenters’ or appraisal rights if I object to any of the proposals?
A:	No. Our stockholders do not have rights of appraisal or similar rights of dissenters with respect to any of the proposals being presented at the Annual Meeting.
Q:	Who will serve as the inspector of election?
A:

Continental Stock Transfer and Trust, our transfer agent, has agreed to provide a representative to act as our Inspector of Election at the Annual Meeting and to assist us in tabulating stockholder votes.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation and certification of votes; or
•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.

Q:	Who is paying for the cost of this proxy solicitation?
A:

We are paying the costs of the solicitation of proxies. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Annual Meeting and will pay Morrow Sodali LLC an estimated fee of $6,000, plus any disbursements. The address of Morrow Sodali LLC is 333 Ludlowe Street, 5th Floor, South Tower, Stamford, Connecticut 06902.

In addition to this notice, the Company encourages banks, brokers and other custodians, nominees and fiduciaries to supply proxy materials to beneficial owners, and reimburses them for their expenses.  In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without any additional compensation, may solicit proxies on our behalf.

All costs of this solicitation will be borne by the Company.

Q:	How can I attend the Annual Meeting?
A:

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. You must present valid identification containing a photograph, such as a driver’s license or passport. If you are the stockholder of record, your name will be verified against a list of stockholders of record on the Record Date prior to being admitted to the Annual Meeting. If you hold your shares indirectly through a broker, you must bring (i) an acceptable form of identification, such as a driver’s license, (ii) a “legal proxy” form from the broker, and (iii) an account statement or other acceptable evidence showing that you were the beneficial owner of shares of our common stock on the Record Date.

Due to concerns about the coronavirus pandemic (or “COVID-19”), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will publicly announce the decision in a press release and post additional information on our Investor Relations website at ir.spplus.com on how to participate. We encourage you to vote your shares prior to the Annual Meeting, even if you plan to attend the meeting.

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the next annual meeting of stockholders?
A:

Requirements for Stockholder Proposals to Be Considered for Inclusion in our 2023 Proxy Materials. Stockholder proposals to be considered for inclusion in the form of proxy relating to the 2023 annual meeting of stockholders must be received no later than November 25, 2022. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our company’s Chief Legal Officer by mail at 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702.

SP+ CORPORATION 2022 PROXY STATEMENT

GENERAL INFORMATION

Requirements for Stockholder Proposals to Be Brought Before the Next Annual Meeting of Stockholders and Director Nominations. Notice of any proposal that a stockholder intends to present at the 2023 annual meeting of stockholders, but does not intend to have included in the proxy statement and form of proxy relating to the 2023 annual meeting of stockholders, as well as any director nominations, must be delivered to our company’s Chief Legal Officer by mail at 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702, not earlier than the close of business on December 12, 2022 and not later than the close of business on January 11, 2023. In addition, the notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that the stockholder intends to present at our 2023 annual meeting.

Q:	Where are our principal executive offices located and what is our main telephone number?
A:

Our headquarters are located at 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702. Our telephone number is 312-274-2000. You may contact our Investor Relations Team at this address or by email at investor_relations@spplus.com.

Q:	What is our company’s fiscal year?
A:	Our fiscal year is the calendar year beginning on January 1 and ending on December 31.

SP+ CORPORATION 2022 PROXY STATEMENT

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of six directors. The following information about the business background of each person nominated by the Board of Directors (the “Board”) has been furnished to the Company by the director nominees.  Our Board currently consists of six members who are elected annually. The following individuals are being nominated to serve as directors:

G Marc Baumann	Gregory A. Reid	Diana L. Sands
Alice M. Peterson	Wyman T. Roberts	Douglas R. Waggoner

All of the nominees are current SP Plus directors. If elected, each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal or death. You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S SIX NOMINEES.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the six nominees identified below. We expect each nominee to be able to serve if elected, but, if any nominee notifies us before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

SP+ CORPORATION 2022 PROXY STATEMENT

BOARD MATTERS

The composition of our nominees to the Board represents a range of qualifications, experiences and skills that will bring diversity of experience and thought to our Board. Described below are certain individual skills that contribute to this.

Board Skills and Diversity

Board Diversity

Tenure

5 yrs average tenure

0-4 years: 2

5-9 years: 4

Gender

2 of our **6** directors are women

Racial Diversity

2 of our **6** directors are racially diverse

Board Skills

Governance

83%

(5 out of 6 members of the Board)

Financial

83%

(5 out of 6 members of the Board)

Leadership

100%

(6 out of 6 members of the Board)

Strategy

100%

(6 out of 6 members of the Board)

Technology

50%

(3 out of 6 members of the Board)

SP+ CORPORATION 2022 PROXY STATEMENT

BOARD MATTERS

Nominees for Director

Nominees are set forth below.

G Marc Baumann Age: 66

Mr. Baumann has served as our Chairman of the Board since May 2021, our President since March 2014 and as Chief Executive Officer and a director since January 1, 2015. Mr. Baumann served as our Chief Operating Officer from March 2014 through December 2014, Chief Financial Officer and Treasurer from October 2000 to March 2014, President of Urban Operations from October 2012 to March 2014, and Executive Vice President from October 2000 to October 2012. Mr. Baumann holds a B.S. degree from Northwestern University and an M.B.A. degree from the Kellogg School of Management at Northwestern University.

Qualifications: In addition to the qualifications described above, our Board believes that Mr. Baumann’s extensive industry knowledge in transportation and mobility and his deep knowledge of the Company allow him to contribute unique strategic insights to the Board.

Alice M. Peterson Age: 69 Board Committees: • Audit Committee (Chair) • Executive Committee • Nominating and Corporate Governance Committee

Ms. Peterson has served as a director since March 2018. She has been the President of Kentucky Heritage Hemp Company LLC since 2021. From 2020 to 2021, Ms. Peterson was the principal of The Loretto Group, a consultancy focused on sustainably profitable business growth. From 2019 to 2020, Ms. Peterson served as the Executive Vice President of Operations for Fluresh LLC, a grower and seller of cannabis products. Prior to that, Ms. Peterson was the President of The Loretto Group from 2016 through 2018.  From 2012 through 2015, she served as Chief Operating Officer of PPL Group and Big Shoulders Capital, both private equity firms with common ownership. From 2009 to 2010, Ms. Peterson served as the Chief Ethics Officer of SAI Global, a provider of compliance and ethics services, and was a special advisor to SAI Global until 2012.

Ms. Peterson served as a director of RIM Finance, LLC, a wholly owned subsidiary of Research in Motion, Ltd., the maker of the Blackberry™ handheld device, from 2000 to 2013. Ms. Peterson served as a director of Patina Solutions, which provides professionals with a flexible basis to help companies achieve their business objectives, from 2012 to 2013. Ms. Peterson served as a director of the general partner of Williams Partners L.P. and its predecessor (a diversified master limited partnership focused on natural gas transportation; gathering, treating and processing; storage; natural gas liquid fractionation; and oil transportation) from 2005 to 2018 and served as the chair of its audit committee and was a member of the conflicts committee. Ms. Peterson previously served as a director of Navistar Financial Corporation, a wholly owned subsidiary of Navistar International (a manufacturer of commercial and military trucks, diesel engines and parts), Hanesbrands Inc. (an apparel company), TBC Corporation (a marketer of private branded replacement tires), and Fleming Companies (a supplier of consumer package goods). Ms. Peterson holds a B.A. degree from the University of Louisville and an M.B.A. in Finance from Vanderbilt University.

Qualifications: In addition to the qualifications described above, our Board believes that Ms. Peterson’s financial and accounting, corporate governance, securities and capital markets, executive leadership, strategy development and risk management, and operating experience are particularly important attributes for a director of our company.

SP+ CORPORATION 2022 PROXY STATEMENT

BOARD MATTERS

Gregory A. Reid Age: 69 Board Committees: • Audit Committee • Compensation Committee

Mr. Reid has served as a director since May 2017. He has served as President of BoomDeYada, LLC, a brand development consultancy group, since October 2011. Prior to founding BoomDeYada, Mr. Reid held various marketing and sales positions at YRC Worldwide, Inc., a transportation and global logistics company, including as Senior Vice President of sales and marketing from 1997 to 2001, Senior Vice President and Chief Marketing Officer from 2001 to 2006, and Executive Vice President and Chief Marketing Officer from 2007 to 2011. From 1994 to 1997, Mr. Reid served as a Vice President and General Manager for the Integrated Logistics Division of Ryder System Inc. Mr. Reid holds a Bachelor of Business Administration degree in Marketing from the University of Cincinnati.

Qualifications: In addition to the qualifications described above, our Board believes that Mr. Reid’s strategic planning experience, marketing experience and leadership in the transportation and logistics industry are particularly important attributes for a director of our company.

Wyman T. Roberts Age: 62 Board Committees: • Compensation Committee (Chair) • Executive Committee • Nominating and Corporate Governance Committee

Mr. Roberts has served as a director since April 2015. He currently serves as President and Chief Executive Officer of Brinker International, Inc., a position he has held since January 2013, and President of Chili’s Grill & Bar, since September 2018. Mr. Roberts also serves as a director of Brinker International, Inc., a position he has held since February 2013. From November 2009 to June 2016, Mr. Roberts also served as President of Chili’s Grill & Bar. He has served in various other executive roles at Brinker International from August 2005 to October 2009, including serving as President of Maggiano’s Little Italy and Chief Marketing Officer.  Mr. Roberts served as Executive Vice President and Chief Marketing Officer for NBC’s Universal Parks & Resorts from December 2000 until August 2005. Mr. Roberts has a Bachelor’s degree in Finance and an M.B.A. from Brigham Young University.

Qualifications: In addition to the qualifications described above, our Board believes that Mr. Roberts’ understanding of technology-based marketing and experience managing a large workforce are particularly important attributes for a director of our company.

SP+ CORPORATION 2022 PROXY STATEMENT

BOARD MATTERS

Diana L. Sands Age: 56 Board Committees: • Audit Committee • Compensation Committee

Ms. Sands has served as a director since May 2021. She currently holds board and advisory roles for public, private, and non-profit organizations. Ms. Sands has been a member of the Board of Directors for PDC Energy, Inc. since February 2021, and an Advisor to New Vista Acquisition Corp since 2021. Prior to that, from 2016 to 2020, Ms. Sands was an executive officer and Senior Vice President of the Office of Internal Governance and Administration at The Boeing Company and the Senior Vice President of the Office of Internal Governance from 2014 to 2016, where she oversaw a diverse team including internal audit, ethics & investigations, compliance risk management, security and internal services.  Since joining Boeing in 2001, Ms. Sands held senior finance roles, including Corporate Controller from 2012 to 2014 and Vice President of Investor Relations from 2008 to 2012.  She also led financial planning and analysis and worked in corporate treasury. Prior to that, Ms. Sands held various roles at General Motors Corporation.

Ms. Sands has a Master’s in Business Administration from Northwestern’s Kellogg School of Management, and a Bachelor’s in Business Administration from University of Michigan’s Ross Business School.

Qualifications: In addition to the qualifications described above, our Board believes that Ms. Sands’ understanding of technology, corporate strategy, ethics, compliance and governance, along with her deep financial expertise are particularly important attributes for a director of our company.

Douglas R. Waggoner Age: 63 Board Committees: • Compensation Committee • Executive Committee (Chair) • Nominating and Corporate Governance Committee (Chair)

Mr. Waggoner has served as our Lead Independent Director since May 2021 and as a director since April 2015. He has served as Chief Executive Officer of Echo Global Logistics, Inc., a provider of a wide range of transportation and logistics services, since December 2006. He was a board member of Echo from February 2008 to 2021, and was Chairman of the board from June 2015 to 2021. Prior to joining Echo, Mr. Waggoner founded SelecTrans, LLC, a freight management software provider based in Chicago, Illinois. From April 2004 to December 2005, Mr. Waggoner served as Chief Executive Officer of USF Bestway, and from January 2002 to April 2004 he served as Senior Vice President of strategic marketing for USF Corporation. Mr. Waggoner holds a Bachelor’s degree in Economics from San Diego State University.

Qualifications: In addition to the qualifications described above, our Board believes that Mr. Waggoner’s technology experience and leadership in the transportation and logistics industry are particularly important attributes for a director of our company.

SP+ CORPORATION 2022 PROXY STATEMENT

BOARD MATTERS

Nomination Process

Identifying Candidates

In evaluating candidates for Board membership, the Nominating and Corporate Governance Committee has assessed the contribution that the candidate’s skills and expertise will make with respect to guiding and overseeing our strategy and operations. The Nominating and Corporate Governance Committee seeks candidates who have the ability to develop a deep understanding of our business and the time and judgment to effectively carry out their responsibilities as members of our Board.

When considering candidates for our Board, the Nominating and Corporate Governance Committee seeks to recommend candidates for our Board that possess a diversity of professional experience, education and other individual qualities and attributes, including diversity in the areas of gender, ethnicity, race, sexual orientation and age, in an effort to contribute to Board diversity.

When our Board has a director opening, the Nominating and Corporate Governance Committee may retain an executive search firm to assist the Board with identifying and evaluating director candidates. The primary functions served by the executive search firm include identifying potential candidates who meet the key attributes, experience and skills described under “Criteria for Board Membership” below, as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to the Nominating and Corporate Governance Committee. Numerous candidates are considered as a result of these searches.

Stockholder Recommendations

If you would like to recommend a future nominee for Board membership, you can submit a written recommendation with the name and other pertinent information of the nominee to: Douglas R. Waggoner, Chair of the Nominating and Corporate Governance Committee, c/o SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702, Attention: Chief Legal Officer.

Criteria for Board Membership

The Nominating and Corporate Governance Committee has established certain minimum qualification criteria for our director nominees, including:

•	The highest personal and professional ethics, integrity, and honesty, and a commitment to acting in the best interest of the stockholders;
•	An inquisitive and objective perspective and mature judgment;
•	Sufficient time available to fulfill all Board and committee responsibilities;
•	Diversity of viewpoints, background and experience, including at policy-making levels in business, government, education and technology, and in areas that are relevant to our activities; and
•	Experience in positions with a high degree of responsibility and leadership roles in the companies or institutions with which they are affiliated.

SP+ CORPORATION 2022 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

General

Our business is managed by our employees under the direction and oversight of our Board. Except for Mr. Baumann, none of our directors is currently an employee of our company. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in Board and Board committee meetings.

Our Board has adopted Governance Guidelines for the Board of Directors (“Governance Guidelines”) that, along with the charters of the principal Board committees and our Code of Business Conduct and Code of Ethics for Certain Executives, provide the framework for the governance of our Company. Complete copies of our Governance Guidelines, the charters of our principal Board committees, our Code of Business Conduct, Code of Ethics and other corporate governance documents may be found on our Investor Relations page at www.spplus.com. Information contained on our website is not part of this Proxy Statement. Our Nominating and Corporate Governance Committee regularly reviews corporate governance developments and modifies these policies as warranted.

We believe that open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, our Governance Guidelines and certain other of our governance practices are summarized below.

Director Independence

The rules of the Nasdaq Stock Market LLC (“Nasdaq”) require listed companies to have a board of directors with at least a majority of independent directors. These rules have both objective tests and a subjective test for determining who is an “independent director.” On an annual basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under Nasdaq listing standards and our Governance Guidelines, and whether members of our Audit Committee and Compensation Committee satisfy additional SEC and Nasdaq independence requirements. Our Board has adopted guidelines setting forth certain categories of transactions, relationships and arrangements that it has deemed immaterial for purposes of making its determination regarding a director’s independence, and does not consider any such transactions, relationships, and arrangements in making its subjective determination.

Our Board has determined that each of the following director nominees is independent under the applicable Nasdaq listing rules and under our Governance Guidelines: Alice M. Peterson, Gregory A. Reid, Diana L. Sands, Wyman T. Roberts and Douglas R. Waggoner. Mr. Baumann is not considered independent because he is our President and Chief Executive Officer (“CEO”). In addition, the Board previously determined that former Director Karen M. Garrison was independent.

The Board limits membership on the Audit Committee, the Compensation Committee, Executive Committee, and the Nominating and Corporate Governance Committee to independent directors, and all directors serving on such committees have been determined to be independent. Our Governance Guidelines require any director who has previously been determined to be independent to inform the Chair, Lead Independent Director and our Corporate Secretary of any change in his or her principal occupation or status as a member of the Board of any other public company, or any change in circumstance that may cause his or her status as an independent director to change.

Board Leadership Structure

In accordance with our bylaws, our Board elects our Chair and our CEO. Our Governance Guidelines do not require that the roles of Chair and CEO be held by separate individuals, giving the Board flexibility to make a determination when it elects a new Chair or CEO. Mr. Baumann serves as Chairman of the Board and CEO and Mr. Waggoner serves as the Lead Independent Director. The Board believes that having a Chair and a separate Lead Independent Director is appropriate at present.

SP+ CORPORATION 2022 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

The Lead Independent Director’s roles and responsibilities are detailed in the Corporate Governance Guidelines and include:

•	coordinating with the CEO and Chair to develop meeting agenda and approving final meeting agendas, ensuring there is sufficient time to discuss all agenda items;
•	coordinating with the CEO and Chair on the materials sent to the Board, including but not limited to the scope, quality and timeliness of the information, and approving final meeting materials;
•	calling closed sessions of the independent directors;
•	chairing closed sessions of the independent directors;
•	leading Board meetings in the absence of the Chair;
•	if requested by major stockholders, ensuring that he is available for consultation and direct communication; and
•	leading the annual Board self-assessment, including acting on director feedback as needed.

In addition, the Lead Independent Director conducts interviews to confirm the continued qualification and willingness to serve of each director whose term is expiring at an annual meeting prior to the time at which directors are nominated for re-election.

Committee Responsibilities

Board committees help our Board run effectively and efficiently and supplement, but do not replace, the oversight of our Board as a whole. There are currently four principal Board committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance meet regularly; the Executive Committee meets on an as-needed basis. Each committee has a written charter that has been approved by our Board. In addition, at each regularly scheduled Board meeting, a member of each committee reports on any significant matters addressed by the committee since the last Board meeting. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Board’s Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, financial, legal and regulatory, operational, and other risks, such as the impact of competition and climate change. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management framework and supporting processes as implemented by management are adequate and functioning as designed.

The Company has an established enterprise risk management process, which identifies key risks to the business and the Board is actively involved in the oversight of key risks inherent in our business. In addition, the Board routinely reviews the Company’s strategic plan and the related key risks, including the output of the Company’s enterprise risk management process.  The Board and the Audit Committee have responsibility for oversight of cybersecurity matters.  In this regard, both the Board and Audit Committee are briefed regularly on cybersecurity matters, including information security, technology risks, and any significant cyber incidents.

Role of Committees in Risk Oversight

While the Board is ultimately responsible for risk oversight, the Board receives regular updates from each of the Committees of the Board to which it has delegated oversight for specific risk areas.  The Audit Committee oversees risks related to the Company’s financial statements, financial reporting processes, including our internal controls, and compliance with certain legal and regulatory requirements, among other risks.  The Nominating and Corporate Governance Committee is responsible for overseeing risks related to our governance structure and environment, social and governance issues, among others.  The Compensation Committee is responsible for managing risks related to attracting and retaining key employees to develop and execute the Company’s strategic priorities, which includes oversight of succession planning and design of the Company’s compensation programs applicable to senior management.

The Audit Committee’s charter provides that it will discuss our major risk exposures, including financial, operational, privacy, security, business continuity, legal, and regulatory risks, and the steps we have taken to detect, monitor, and actively manage such exposures. The Audit Committee reviews with our Director of Internal Audit, or “DIA”, significant legal, compliance and regulatory matters that could have a material impact on our financial statements or our business, including material notices to, or inquiries received from, governmental agencies.

SP+ CORPORATION 2022 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

In fulfilling its risk oversight responsibilities, the Board and each Committee receives regular updates from management and has full access to management, as well as the ability to retain outside advisors as it deems necessary.  The Chair of each Committee regularly reports back to the full Board on the areas of oversight under the purview of his or her Committee.

Management’s Role in Risk Oversight

Our DIA is responsible for our internal audit function and our risk governance framework, which includes risk assessment, monitoring, and reporting. The DIA reports directly to the Audit Committee. The DIA facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the DIA periodically assesses major risks facing our company and coordinates with the executives responsible for such risks through the risk governance process. The DIA periodically reviews with the Audit Committee the major risks facing our company and the steps management has taken to detect, monitor, and manage those risks within agreed risk tolerances. The executive responsible for managing a particular risk may also report to the Audit Committee on how the risk is being managed and progress towards agreed mitigation goals.

Risk Assessment of Compensation Policies and Practices

Our management has assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This analysis was presented to the Audit Committee and the Compensation Committee, both of which agreed with this conclusion.

Attendance at Annual Meetings

All directors are expected to attend our annual meeting of stockholders unless a Board meeting is not scheduled immediately following the annual meeting of stockholders. Our last annual meeting of stockholders was held on May 12, 2021, and all director nominees who were serving on our Board as of that date attended.

Executive Sessions of Independent Directors

As part of each regularly scheduled Board meeting, the outside directors have the opportunity to meet without our management or any director who is not independent. The Lead Independent Director leads these sessions.

Board Compensation

Board compensation is determined by the Compensation Committee and consists of a mixture of equity compensation and cash compensation. The Compensation Committee reviews Board compensation annually. A more detailed description of current Board compensation can be found under the heading “Non-Employee Director Compensation” below.

Outside Advisors

Our Board and each of its committees may retain outside advisors and consultants of their choosing at the Company’s expense. Our Board need not obtain management’s consent to retain outside advisors. In addition, the committees need not obtain either our Board’s or management’s consent to retain outside advisors.

Conflicts of Interest

We expect our directors, executive officers, and other employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive, and employee. Our Governance Guidelines prohibit a director from serving on the board, or in a senior executive role, of another company that would create a significant conflict of interest. In order to better protect our stockholders and us, we regularly review our Governance Guidelines, Code of Business Conduct, Code of Ethics and other corporate governance policies to ensure that they provide clear guidance to our directors, executives, and employees. In addition, on an annual basis, each director and each executive officer is obligated to complete a questionnaire that requires disclosure of any transaction with us in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

SP+ CORPORATION 2022 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

Board Effectiveness and Director Performance Reviews

It is important that the Board and its committees are performing effectively and in the best interests of our company and stockholders. The Board performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Chair or Lead Independent Director, as applicable, then follows up on this feedback and takes such further action as he or she deems appropriate.

Succession Planning

Our Board recognizes the importance of effective executive leadership to our success, and we review succession plans for our senior leadership positions at least annually. As part of this process, our Board reviews and discusses the capabilities of our senior leadership, as well as succession planning and potential successors for members of our executive staff, including our CEO. In conducting this review, the Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations. The Board has also developed a set of guiding principles relating to Board membership, including the addition of directors with highly relevant professional experience.

Independent Registered Public Accounting Firm Independence

We have taken a number of steps to ensure continued independence of our outside independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee, and we limit the use of our independent registered public accounting firm for non-audit services. The fees for services provided by our independent registered public accounting firm in 2021 and 2020 and our policy on pre-approval of non-audit services are described under “Audit Committee Disclosure” below.

Related-Party Transaction Policy

As part of its oversight responsibilities, the charter of our Audit Committee requires that the Audit Committee review all related-party transactions for potential conflicts of interest. In addition, our Board has adopted our Related Party Transaction Policy that requires the Audit Committee to review all transactions between our company and our executive officers, directors, principal stockholders and other related persons for potential conflicts involving amounts in excess of $5,000. This policy is available on the Investor Relations portion of our website.

Codes of Conduct and Ethics

We have adopted a Code of Ethics as part of our compliance program. The Code of Ethics applies to our CEO, Chief Financial Officer, Principal Accounting Officer and all other persons performing similar functions on behalf of our company. In addition, we have adopted a Code of Business Conduct that applies to all of our officers and other employees. Any amendments to, or waivers from, our Code of Ethics for any executive officer will be posted on our website www.spplus.com. These codes are available on the Investor Relations portion of our website and copies will be provided to you without charge upon request to investor_relations@spplus.com.

Human Capital Management

Central to our ability to execute on our business strategy is the commitment of our employees to delivering excellence in execution of all aspects of our day-to-day operations. Our aim is to deliver professional, high-quality services through well-trained, service-oriented personnel, which we believe differentiates us from our competitors.  Our culture and training programs place a continuing focus on operational excellence. To support our focus on operational excellence, we manage our human capital through a comprehensive, structured program that allows our employees to refine their skills and access continued training and career development opportunities. We evaluate the competencies and performance of all of our key operations and administrative support personnel on an annual basis. We have also dedicated significant resources to human capital management and provide comprehensive training for our employees, delivered through the use of our web-based SP+ University™ learning management system, in addition to facilitated classes. This investment in our people provides our employees with continued training and career development opportunities, in addition to promoting customer service and client retention. Our compensation plans are designed to attract, retain and motivate top talent in our industry.

We strive to create an inclusive environment which promotes diversity across our organization and a safe and engaging work environment where our employees have the opportunity to succeed and grow. Our Women’s Advisory Forum was founded in 2013 to foster growth, leadership and success for women across our organization. In 2020, we launched our Inclusion Council, which reports to the CEO and is charged with setting the Company’s diversity, equity and inclusion strategy and developing related priorities.

SP+ CORPORATION 2022 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

The health and safety of our employees is of paramount importance. Because safety is the responsibility of all our employees, each employee is expected to take all safety and health polices seriously and help enforce these policies within the workplace. Since 2020, we maintain comprehensive health and safety protocols to ensure that appropriate safety precautions are in place to address COVID-19.

In addition, we are frequently engaged in collective bargaining negotiations with various union locals. No single collective bargaining agreement covers a material number of our employees. We believe that our employee relations are generally healthy, as evidenced by higher than average rate of tenure and rate of internal promotions.

Insider Trading Restrictions

Our insider trading policy prohibits directors, officers, employees, consultants and certain of their family members (“Covered Persons”) from transactions involving securities, other than certain excluded transactions (such as certain stock option exercises, vesting of restricted stock and gifts), whether such securities were issued by us or another company, while such Covered Person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades in our securities by directors and executive officers are prohibited during certain prescribed blackout periods and are required to be pre-cleared by appropriate company personnel.

Hedging and Pledging Policy

Our insider trading policy prohibits Covered Persons from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security. The policy also prohibits Covered Persons from pledging SP Plus common stock as collateral for any loans.

Communicating with our Board

Our Board welcomes your questions and comments. If you would like to communicate directly with our Board, or our independent directors as a group, then you may submit your communication to our Chief Legal Officer, SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702. All appropriate communications and concerns will be forwarded to our Chair, Lead Independent Director, or our independent directors as a group, as applicable.

Corporate Hotline

We have established a corporate hotline and an internal web-based reporting application to allow any employee to confidentially and anonymously lodge a complaint about any accounting, environmental, internal control, auditing, or (where legally permissible) other matters of concern. A copy of our whistleblower policy is set forth on the Investor Relations section of our website.

SP+ CORPORATION 2022 PROXY STATEMENT

BOARD COMMITTEES AND MEETINGS

The Board

Our Board expects that its members will diligently prepare for, attend and participate in all Board and applicable committee meetings. Directors are also expected to become familiar with our management team and operations as a basis for discharging their oversight responsibilities. During 2021, our Board held five meetings. Except for Wyman T. Roberts, each of the directors who served during 2021 attended all of our Board meetings held during his or her tenure. Mr. Roberts missed one Board meeting in 2021.

Committees of the Board

In 2021, our Board had four standing committees to facilitate and assist our Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee. Each of these committees operates pursuant to a written charter, which is available in the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.

Audit Committee

The Audit Committee has three members: Alice M. Peterson, who serves as Chair, Gregory A. Reid, and Diana L Sands. Our Board has determined that all members of the Audit Committee meet Nasdaq’s financial literacy and independence requirements, and that Ms. Peterson and Ms. Sands each qualify as an “audit committee financial expert” for purposes of the rules and regulations of the SEC. We limit the number of public-company audit committees on which any Audit Committee member may serve to three. Our Board will continue to monitor and assess the audit committee memberships of our Audit Committee members on a regular basis.

The Audit Committee’s primary duties and responsibilities are to:

•

meet with our independent registered public accounting firm to review the results of the annual audit and to discuss our financial statements, including the independent registered public accounting firm’s judgment about the quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in our financial statements, our internal control over financial reporting, and management’s report with respect to internal control over financial reporting;

•	meet with our independent registered public accounting firm to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q and Annual Report on 10-K;
•	recommend to our Board the independent registered public accounting firm to be retained by us;
•	oversee the independence of the independent registered public accounting firm;
•	evaluate the independent registered public accounting firm’s performance;
•	review and approve the services of the independent registered public accounting firm;
•

receive and consider the independent registered public accounting firm’s comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs;

•	approve the Audit Committee Report for inclusion in our proxy statement;
•	approve audit and non-audit services provided to us by our independent registered public accounting firm;
•	consider conflicts of interest and review all transactions with related persons involving executive officers or Board members that are reasonably expected to exceed specified thresholds;
•

meet with our Chief Legal Officer to discuss legal matters that may have a material impact on our financial statements or our compliance policies and with other members of management to discuss other areas of risk to our company;

•	meet with management, the DIA and the independent registered public accounting firm to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed; and
•	review and approve our policies and decisions about using and entering into swaps.

A complete description of the Audit Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.

The Audit Committee held six meetings in 2021. Each of the directors who served on the Audit Committee during 2021 attended all of the meetings held during his or her tenure.

SP+ CORPORATION 2022 PROXY STATEMENT

BOARD COMMITTEES AND MEETINGS

Compensation Committee

The Compensation Committee consists of four directors: Wyman T. Roberts, who serves as Chair, Gregory A. Reid, Diana L. Sands, and Douglas R. Waggoner. Our Board has determined that all members of the Compensation Committee are independent. The Compensation Committee’s primary duties and responsibilities are to:

•	review and discuss with management the Compensation Discussion and Analysis section of the proxy statement;
•

assist in defining a total compensation policy for our executives that among others, supports our overall business strategy and objectives, attracts and retains key executives, links total compensation with business objectives and organizational performance, and provides competitive total compensation opportunities at a reasonable cost;

•

act on behalf of our Board in setting executive compensation policy, administer compensation plans approved by our Board and stockholders, and make decisions or develop recommendations for our Board with respect to the compensation of key executives;

•

review and determine the annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements, change of control and severance provisions/agreements, benefits, and supplemental benefits of the named executive officers (“NEOs”);

•

review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine the CEO’s compensation level based on this evaluation; evaluate the CEO’s and other key executives’ compensation levels and payouts against pre-established performance goals and objectives, an appropriate peer group, and the awards given to the CEO or other executives in past years;

•	review and oversee compliance with stock ownership requirements for senior executives and non-employee directors;
•

review compensation policies and practices applicable to all employees as they relate to risk management and determine whether the risks arising from these compensation policies and practices are reasonably likely to have a material adverse effect;

•	approve all compensation consultant engagement fees and terms, including engagements with compensation consultants involving services in addition to executive and director compensation; and
•	prepare a report to be included in our proxy statement and provide other regular reports to our Board.

A complete description of the Compensation Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

The Compensation Committee held three meetings in 2021. Except for Mr. Roberts, each of the directors who served on the Compensation Committee during 2021 attended all of the meetings held during his or her tenure. Mr. Roberts missed one meeting of the Compensation Committee during 2021.

Compensation Committee Interlocks and Insider Participation.  During 2021, none of the members of the Compensation Committee served, or have at any time served, as an officer or employee of our company or any of our subsidiaries. In addition, none of our executive officers have served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity of whose executive officers served as a member of our Board or our Compensation Committee. Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

In addition, none of our directors serve together on both the Board and any other public company boards or any committee thereof.

Executive Committee

The Executive Committee currently consists of three directors: Douglas R. Waggoner, who serves as Chair, Alice M. Peterson, and Wyman T. Roberts. Our Board has determined that all members of the Executive Committee are independent. The Executive Committee’s primary duties and responsibilities include:

•	exercising some or all powers of our Board between regularly scheduled meetings;
•	conducting the evaluation of the performance of the CEO, reviewing his compensation and making recommendations regarding changes in compensation to the Compensation Committee;
•	serving as a sounding board for management on emerging issues, problems and initiatives; and
•	reporting to our Board at the Board’s next meeting on any official actions it has taken.

SP+ CORPORATION 2022 PROXY STATEMENT

BOARD COMMITTEES AND MEETINGS

Notwithstanding the foregoing, the Executive Committee does not have the powers of our Board for:

•	those matters that are expressly delegated to another committee of our Board;
•

approving or adopting, or commending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware (“DGCL”) or our Certificate of Incorporation (the “Certificate”) to be submitted to the stockholders;

•	adopting, amending or repealing any of our bylaws;
•	electing officers or filling vacancies on our Board or any committee of our Board;
•	declaring a dividend, authorizing the issuance of stock (except pursuant to specific authorization by our Board), or such other powers as our Board may from time to time eliminate; and
•	any other matters that, under the DGCL, the Certificate or our bylaws cannot be delegated by our Board to a committee.

A complete description of the Executive Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

The Executive Committee held no meetings in 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of three directors: Douglas R. Waggoner, who serves as Chair, Alice M. Peterson, and Wyman T. Roberts. Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•

have general responsibility for Board selection, including the identification of qualified candidates for Board membership, taking into account gender and age diversity as well as diversity of professional experience, education and other individual qualities and attributes that will contribute to Board heterogeneity;

•	recommend to our Board the directors to serve on each committee of our Board;
•	at least annually, review the corporate governance guidelines and recommend to the Board any changes to the corporate governance guidelines;
•	review the Board’s annual self-assessment process and recommend any changes to the Chair of the Board or Lead Independent Director, as applicable;
•	approve all director search firm engagement fees and terms;
•

oversee the Company’s strategy, practices and initiatives related to corporate responsibility and sustainability, including environmental, social and governance (ESG) matters, and review with the Board as appropriate; and

•	prepare a report to be included in our proxy statement and provide reports to our Board.

A complete description of the Nominating and Corporate Governance Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

The Nominating and Corporate Governance Committee held four meetings in 2021. Each of the directors who served on the Nominating and Corporate Governance Committee during 2021 attended all of the meetings held during his or her tenure.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE OFFICERS

The table below sets forth certain information regarding our executive officers that are not identified in the table under “Board and Corporate Governance Matters-Nominees for Director.”

Name	Age	Position
Kristopher H. Roy	47	Chief Financial Officer & Treasurer
Robert A. Miles	60	President, Bags
John Ricchiuto	65	President, Airport Division
Robert M. Toy	65	President, Commercial Division

Kristopher H. Roy has served as Chief Financial Officer & Treasurer since September 2019. Mr. Roy served as Senior Vice President and Corporate Controller from 2015 through August 2019. He joined our company in 2013 as Vice President and Assistant Controller. Prior to joining the company, Mr. Roy served as Global Director of Accounting, Consolidation, and Financial Systems at CNH Industrial N.V. and its predecessor from March 2013 to December 2013. He was a Senior Manager with Ernst & Young, LLP from 2009 until 2013. Mr. Roy is a Certified Public Accountant and earned his Bachelor of Arts degree from Michigan State University.

Robert A. Miles has served as President, Bags since 2013. Prior to joining Bags in 2013, Mr. Miles served as Senior Vice President of Strategy, Business, Development & External Affairs for Orlando Health from 2005 to 2013. Mr. Miles was the Executive Vice President/Chief Financial Officer/Chief Operating Officer for Test Rite Products Corporation from 2003 to 2005. From 2000 to 2002, Mr. Miles served as the Chief Operating Officer for Saull Enterprises, Inc. Mr. Miles served as the Chief Financial Officer for National Healing Corporation between 1998 and 2000 and as Director of Finance for Orlando Health from 1993 to 1998. From 1985 to 1992, Mr. Miles served as a Manager at Ernst & Young. Mr. Miles earned his Bachelor of Science degree and Master of Accountancy from Florida State University.

John Ricchiuto has served as President, Airport Division since May 2019. Mr. Ricchiuto served as Executive Vice President, Operations from 2002 until May 2019, as Senior Vice President-Airport Properties Central and Eastern United States from 1994 until 2002, and Vice President-Airport Properties Central from 1993 until 1994. Mr. Ricchiuto joined our company in 1980 as a management trainee. Mr. Ricchiuto holds a B.S. degree from Bowling Green University.

Robert M. Toy has served as President, Commercial Division since March 2017 and as President of Urban Operations from January 2016 through February 2017. Mr. Toy also served as Executive Vice President from October 2012 through February 2017. Prior to joining our company, Mr. Toy served as Senior Vice President of Field Operations of Central Parking Corporation from 2010 to October 2012, and in other capacities since 1999. He began his career with Central as Executive Vice President of USA Parking System, Inc. Mr. Toy attended the University of Kentucky where he majored in Business Administration.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (this “CD&A”) describes the material components of the executive compensation program applicable to our NEOs.  While the discussion in the CD&A focuses on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

Our NEOs for the fiscal year ended December 31, 2021 were:

•	G Marc Baumann, our Chairman and CEO;
•	Kristopher H. Roy, our Chief Financial Officer;
•	Robert A. Miles, our President, Bags;
•	John Ricchiuto, our President, Airport Division; and
•	Robert M. Toy, our President, Commercial Division.

Executive Summary

2021 Business Performance

2021 was a year of substantial growth and positive momentum which accelerated our recovery in spite of the challenges posed by the global health pandemic, which continued to impact our team, our clients, our customers and our business in 2021. The Company’s ability to deliver strong results was due to focus on the following strategic priorities, which were put in place by the management team, including the NEOs, at the onset of the pandemic:

•	Focusing on providing a safe environment for our employees and customers, by continuing COVID-19 health and safety protocols, rapidly adapting to changing guidelines and following best practices.

•

Streamlining our cost structure while staying nimble and retaining the ability to scale up our activity levels to meet client demand.  Adjusted general and administrative costs in 2021 remained 19% below the comparable period of 2019 as a result of efficiencies, which we believe will result in permanently lower structural costs.

•

Investing in our technology offerings to meet changing consumer preferences and the needs of our current and prospective clients, including through the continued penetration of SphereTM, Technology by SP+, our comprehensive, single-source suite of technology solutions that enable frictionless mobility, and the launch of our Curbside ConciergeTM solution at over 30 airports.

•	Maintaining solid financial performance, including achieving adjusted EBITDA of $94.8 million, and free cash flow of $41.8 million.

•	Continuing to drive a more inclusive work environment, including developing and activating our diversity, equity and inclusion strategy throughout our organization.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

	Year Ended December 31, 2021		Year Ended December 31, 2020

In millions except per share	GAAP	Adjusted/Non-GAAP(1)	GAAP	Adjusted/Non-GAAP(1)

Gross profit (2)(3)	$167.3	$185.5	$18.7	$128.6
General and administrative expenses (3)	$88.2	$87.0	$85.4	$77.3
Net income (loss) attributable to SP Plus (3)	$31.7	$41.2	$(172.8)	$9.3
Earnings (loss) per share ("EPS") (3)	$1.48	$1.93	$(8.21)	$0.44
EBITDA (3)	NA	$94.8	NA	$51.4
Net cash provided by operating activities	$3.4	NA	$40.2	NA
Free cash flow	NA	$41.8	NA	$28.7

(1)	Refer to the financial tables set forth in Appendix A for a reconciliation of all non-GAAP financial measures to U.S. GAAP.
(2)	GAAP gross profit includes depreciation and amortization expense. Please refer to Appendix A for a reconciliation of GAAP gross profit.
(3)

Adjusted gross profit, adjusted general and administrative expenses, adjusted net income (loss) attributable to SP Plus, adjusted net income (loss) per share attributable to SP Plus (“adjusted EPS"), adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring and other costs, including severance costs resulting from COVID-19, (b) impairment charges, (c) the amortization of acquired intangible assets, (d) gain/loss on sale of investments, and (e) with respect to adjusted gross profit, depreciation and amortization expense.  Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

2021 Compensation Overview

Our NEOs showed exceptional leadership and focus as they executed our strategy to drive long-term growth.  The following elements of compensation were earned by, or awarded to, our NEOs in 2021:

•

Base Salary – As we worked to stabilize the business despite the ongoing impact of COVID-19, base pay remained flat with none of the NEOs receiving an increase in base salary in 2021.  The actions taken in 2021 with respect to base salaries of our NEOs are described in more detail under the caption “2021 Compensation Decisions – 2021 Base Salary” below.

•

Management Incentive Compensation Program As a result of the strong performance of the business, the Company achieved adjusted EBITDA of $100.6 million, resulting in a payout of 150% under our annual bonus program (the “Management Incentive Compensation Program”).  The actions taken in 2021 with respect to the Management Incentive Compensation Program for our NEOs are described in more detail under the caption “2021 Compensation Decisions – 2021 Management Incentive Compensation Program Payouts and Performance Analysis” below.

•

Perquisites and Other Compensation – At the onset of the pandemic in April of 2020, each of our NEOs voluntarily gave up certain perquisites, personal benefits and other compensation, including the 401(k) match.  During the fourth quarter of 2021, given the positive performance of the business, the 401(k) match was reinstated for all eligible employees, including our NEOs.

•

Long-Term Incentive Plan (“LTIP”) – Each NEO has a meaningful amount of compensation tied to the performance of our stock through a performance-based incentive program under our LTIP (the “Performance Share Program”). Performance share units issued under this program for the 2019-2021 cycle are earned upon the achievement of a pre-determined threshold of cumulative adjusted free cash flow over a three-year period.  Due to the impact of the pandemic on 2020 and 2021 performance, we achieved adjusted free cash flow over the three-year period of $231.0 million.  This was below the threshold level of performance required under the Performance Share Program and thus there was no payout under the plan for the 2019-2021 cycle.  On March 3, 2021, the Compensation Committee also established that for the 2021-2023 performance cycle under the LTIP, the award for each NEO would consist of 25% performance share units (“PSUs”) and 75% restricted stock units (“RSUs”), in order to aid with executive retention in the face of the Company’s ongoing recovery from the pandemic and to further align the incentives of our NEOs with shareholder return. In 2021, the Compensation Committee also awarded executives of the Company, including our NEO’s, a one-time grant of RSUs designed to help retain key executives during the critical time to support the future growth of the Company. The actions taken in 2021 with respect to our LTIP for our NEOs are described in more detail under the caption “2021 Compensation Decisions – 2021 Long-Term Incentive Plan Payouts and Performance Analysis” below.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Competitive Positioning

Our compensation program is designed to reward employees for producing sustainable growth for our stockholders and to attract, motivate and retain top talent in the industry. Like most companies, we use a combination of fixed and variable, “at-risk” compensation programs to help align the interests of our executives with our stockholders. This “pay-for-performance” philosophy forms the foundation of our Compensation Committee’s decisions regarding compensation. Underlying these decisions is the Compensation Committee’s beliefs that the labor market for the type of talent we require is limited, and that our executives are among the most capable and highest performing in the industry.

Our Compensation Committee believes that the compensation of our NEOs must be closely aligned with our performance, on both a short- and long-term basis, at responsible levels that are consistent with our cost-conscious culture. At the same time, the Compensation Committee recognizes that our compensation programs must be designed to attract and retain key executives, many of whom are responsible for developing, nurturing and maintaining the client relationships that are important to producing superior results for our stockholders.

As the independent consultant to the Compensation Committee, Willis Towers Watson periodically conducts market-based assessments as to the competitiveness of our officers’ total pay opportunities. This competitive analysis for our NEOs found the following:

•

Our cash compensation (base and target bonus) is generally competitive with market norms with the exception of the CFO, which fell below market median.  In 2021, we increased his target annual cash bonus to address this market differential.

•	Annualized long-term incentive compensation fell below market median for four out of five of our NEOs.
•

Total direct compensation levels (both actual and target) vary in competitiveness from individual to individual. Three out of our five NEOs, including our CEO and CFO, are positioned below the market median. This is largely due to lower annualized long-term incentive values.

We continue to use published survey data as a broad indicator of market performance, but we do not benchmark against specific companies through a “peer group” or within such surveys. We operate in a large and fragmented industry with no direct public competitors. Accordingly, we do not use data that are specific to any company within the surveys. These surveys represent a broad group of general industry and service industry companies. We believe that the aforementioned survey sample is appropriate because it provides a significant sample size, includes reasonably accurate executive position matches for benchmarking purposes, and includes similarly sized companies from other industries from which we might potentially recruit.

Given the information obtained from the current and previous compensation studies, the Compensation Committee has informally adopted a guideline that targets total cash compensation and equity in the 50th percentile range for our NEOs. This range is merely a guideline, as the Compensation Committee does not believe in fixing compensation levels based only on market comparisons. Rather, the Compensation Committee believes that other factors should be considered and weighted appropriately, including, but not limited to:

•	individual performance;
•	pay levels in our industry; and
•	our overall performance in relation to the performance of other companies in our industry.

Reasonableness of Compensation

We manage our pay structure and make compensation decisions using a combination of policies, practices and inherent logic. We have a “pay-for-performance” culture as exemplified by our management of salaries, bonus compensation and equity compensation. Base salaries may be adjusted to provide market-based increases, and our executives’ true upside potential has been provided through bonuses and stock-based award opportunities available under our annual cash and long-term incentive plans.  After considering all components of the compensation paid to the NEOs, the Compensation Committee has determined that the compensation arrangements are reasonable and appropriate given our overall performance, market for talent, executive retention and business strategy.

Compensation Objectives and Program Components

Our overall compensation philosophy is governed by three fundamental objectives:

•	attracting and retaining qualified key executives, many of whom are responsible for developing, nurturing and maintaining the client relationships that are critical to our business;
•	motivating performance to achieve specific strategic and operating objectives of our company; and
•	aligning executives’ interests with the long-term interests of our stockholders.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our NEO compensation consists primarily of the following elements: base salary; annual incentive bonus under our Management Incentive Compensation Program; compensation under our Long-Term Incentive Plan, which includes grants of PSUs and RSUs; perquisites and personal benefits; and retirement benefits and deferred compensation opportunities.

The Compensation Committee reviews the executive compensation program and NEO compensation on an annual basis. The use and relative contribution of each compensation element is based on a discretionary determination by the Compensation Committee of the importance of each compensation element in supporting our financial and strategic objectives, after taking into consideration the recommendations of our CEO.

The primary elements of our 2021 executive compensation program were:

Compensation Element	Compensation Objective	Performance Metric	Characteristics	Time Horizon
Base Salary	• Attract and retain qualified executives	• None	• Market-competitive, fixed level of compensation	• Annual
Management Incentive Compensation Program	• Attract and retain qualified executives • Motivate performance to achieve specific strategies and operating objectives in the short term	• PBC Adjusted EBITDA	• At target, annual incentive provides market-competitive total cash opportunity • At-risk compensation	• Annual
Long-Term Incentive Plan	• Attract and retain qualified executives • Motivate performance to achieve specific strategies and operating objectives in the medium term • Align NEOs’ and stockholders’ long-term interests	• For PSUs, Company Adjusted EBITDA	• PSU and RSU awards paid in shares of SP Plus common stock • At-risk compensation	• Three years cliff vesting
Other Stock-Based Grants	• Attract and retain qualified executives • Motivate performance to achieve specific strategies and operating objectives over the long term • Align NEOs’ and stockholders’ long-term interests	• None	• Typically RSUs are granted with cliff vesting	• Two to five years

Base Salary

Base salary is a critical element of NEO compensation because it is the source of an officer’s consistent income stream and is the most visible barometer of evaluation vis-à-vis the employment market. In establishing and reviewing base salaries, the Compensation Committee considers various factors that include the executive’s qualifications and experience, scope of responsibilities, internal pay equity, past performance and achievements, future expectations that include the executive’s ability to impact short-term and long-term results, as well as the salary practices at other comparable companies. We strive to provide our NEOs with a competitive base salary that is in line with their roles and responsibilities when compared to companies of comparable size.

Management Incentive Compensation Program

Our NEOs participate in our Management Incentive Compensation Program, which provides for an annual cash incentive bonus. Our Compensation Committee oversees this program.  By creating target awards and setting performance objectives at the beginning of each fiscal year, our NEOs have the proper incentives to attain key performance metrics. The target bonus opportunities are fixed and subject to change only via approval of the Compensation Committee.

In order to calculate the payout under the Management Incentive Compensation Program, the target bonus amount is multiplied by our PBC Adjusted EBITDA achievement percentage.  The total of that is then multiplied by the business unit attainment percentage for those NEOs whose payout under this program is based on both a company adjusted EBITDA target and a business unit performance metric.  In 2021, payouts could range from 0% to 150% of target (after applying the company performance factor).

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The target bonuses, metrics, weightings, level of achievement and awards are reported in the tables set forth under “2021 Annual Incentive Compensation Program Payouts and Performance Analysis,” below.

Long-Term Incentive Plan

Because one of our basic compensation objectives is to align our executives’ interests with the long-term interests of our stockholders, we make annual equity grants to our executives in the form of PSUs and RSUs, as further described below. In 2021, our Board adopted more expansive executive stock ownership requirements, as described under the caption “Executive Stock Ownership Requirements” below.

Performance Share Program. The objective of granting PSUs is to link compensation to business performance, encourage ownership of our common stock, retain executive talent, and incentivize and reward executive performance. The Performance Share Program provides participating executives with the opportunity to earn common stock if performance targets for pre-tax free cash flow (with respect to the 2019-2021 and 2020-2022 cycles) and PBC Adjusted EBITDA (for the 2021-2023 cycles) are achieved over the cumulative three-year period and recipients satisfy service-based vesting requirements.  The Compensation Committee may choose to discontinue the plan or change the performance measures for future performance periods.

For purposes of the Performance Share Program, reported free cash flow and PBC Adjusted EBITDA for each respective performance period will be adjusted for any one-time expenses, benefits, cash payments or receipts made for acquisitions, joint ventures or other transactions; one-time expenses and benefits related to the sale or disposition of assets; legal costs for one-time, non-recurring items that are non-core; cash taxes paid; and significant refinancing costs and expenses.

The number of PSUs set aside at the onset of the performance period is determined by dividing the annual award values established for our NEOs by the closing share price of our common stock on the first day of the applicable performance period. The PSUs issued under the Performance Share Program do not vest until the end of the performance period upon attainment of the performance goals. However, once the PSUs vest, they are no longer subject to forfeiture unless the executive is in violation of the non-compete provisions of the executive’s PSU agreement.

The target Performance Share Program metrics and awards are reported in the tables set forth under “2021 Long-Term Incentive Plan Payouts and Performance Analysis,” below.

Restricted Stock Units.  The objective of granting RSUs is to link compensation to the performance of our common stock, encourage ownership of our common stock and retain executive talent.  RSUs typically vest three years from the date of issuance and represent the right to receive shares of common stock upon vesting.  The number of RSUs awarded to an NEO is calculated based on the closing share price of our common stock on the grant date.  As a result, the final value of the award of RSUs depends upon the performance of the stock price at the end of the vesting period.

Other Stock-Based Grants.  Periodically, stock awards may be made in the form of RSUs to senior executives, depending on individual performance and the environment for senior executive leadership talent. The RSUs typically vest two to five years from the date of issuance and represent the right to receive shares of common stock upon vesting. The number of shares subject to each RSU award is calculated based on the closing share price of our common stock on the grant date. The final value of the RSUs depends on the change in stock price over the vesting period. The Compensation Committee believes that these RSUs help to retain executives because they have value upon vesting regardless of stock price.

Perquisites and Personal Benefits

We provide our NEOs with certain limited perquisites and personal benefits. We believe that perquisites are often a way to provide the NEOs with additional annual compensation that supplements their base salaries and bonus opportunities and are intended to ensure productivity. Perquisites include such things as parking and club memberships. When determining each NEO’s base salary, we take the value of each NEOs’ perquisites and personal benefits into consideration.

The perquisites and personal benefits paid to each NEO in 2021 are reported in column (i) of the Summary Compensation Table, below, and further described in the footnotes thereto.

Retirement Benefits and Deferred Compensation Opportunities

Deferred compensation is a tax-advantaged means of providing certain NEOs with additional compensation that supplements their base salaries and bonus opportunities, including our 401(k) plan. In addition, we have entered into various agreements over the years with certain NEOs that provide for various retirement benefits and deferred compensation opportunities.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

Historically, we have maintained employment agreements with all of our NEOs. It is customary in our industry for senior executives to have employment agreements because it encourages employment continuity and is a practical means to ensure that client relationships are protected through the legal enforcement of protective covenants, including the covenant not to compete and the covenant not to solicit customers and employees.

In general, the employment agreements of the NEOs have provisions that are triggered if they are terminated for various reasons. Please see the “Payments and Potential Payments Upon Termination or Change-in-Control” section below for a description of the potential payments that may be made to the NEOs in connection with their termination of employment or a change-in-control, and “Executive Compensation-Employment Agreements” for a more detailed description of the employment agreements of our NEOs.

2021 Compensation Decisions

All our NEOs have entered into employment agreements with us, and their compensation is governed largely by their respective employment agreements. The compensation program for our NEOs is focused on incentive-based compensation, consistent with our philosophy of creating long-term value for our stakeholders. As a result, the majority of our NEO’s compensation is considered “at-risk”.

The mix of fixed and variable compensation at target and realized pay for Mr. Baumann earned in 2021 is reflected below.

Taking into consideration his actual salary, earned annual incentive bonus payout, and the actual stock awards for the 2019-2021 PSU cycle, which did not pay out, Mr. Baumann earned $2,000,031 in 2021, which was approximately 74% of his 2021 annual total target compensation of $2,700,000.

Taking into consideration the actual salary, earned annual incentive bonus payout, and earned stock awards vested in 2021, our other NEOs as a group earned, on average, 88% of their total annual target compensation in 2021.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2021 Base Salary

In 2021, none of our NEOs received a base salary increase. The table below reflects the base salary for each of our NEOs in 2021.

Name	2020 Salary ($)	2021 Salary ($)	% Increase (Decrease)

G Marc Baumann	800,000	800,000	__
Kristopher H. Roy	425,000	425,000	__
Robert A. Miles	368,000	368,000	__
John Ricchiuto	440,000	440,000	__
Robert M. Toy	550,000	550,000	__

2021 Management Incentive Compensation Program Payouts and Performance Analysis

Our annual bonus program in 2021 for our NEOs was designed to reward year-over-year growth in adjusted EBITDA and business unit performance.  In order to receive the maximum payout under this program, the Company needed to achieve PBC Adjusted EBITDA of approximately $85.1 million. In 2021, due to the strong leadership and strategic focus of our NEOs, the PBC Adjusted EBITDA of $100.6 million resulting in a payout of 150% under the Management Incentive Compensation Program, as shown in the table below.

Name	Base Salary ($)	Target Bonus ($)	Threshold Bonus ($)	Maximum Bonus ($)	Actual Bonus ($)	Actual Bonus as % of Target

G Marc Baumann	800,000	800,000	200,000	1,200,000	1,200,000	150%
Kristopher H. Roy(1)	425,000	200,000	50,000	300,000	300,000	150%
Robert A. Miles(2)(3)	368,000	100,000	25,000	300,000	182,700	183%
John Ricchiuto(2)	440,000	200,000	50,000	300,000	300,000	150%
Robert M. Toy(2)	550,000	250,000	62,500	375,000	375,000	150%

(1)	Effective in 2021, Mr. Roy received an increase to his target bonus from $150,000 to $200,000 to address market competitiveness.
(2)

The target bonus for Messrs. Miles, Ricchiuto and Toy are first multiplied by the PBC Adjusted EBITDA attainment percentage.  If this calculation produces an “adjusted” bonus opportunity, then the adjusted bonus amount is subject to the business unit EBITDA attainment percentage to determine the final bonus.

(3)	Mr. Miles’ target bonus opportunity was reduced in 2021 as the result of business unit recovery, but his maximum was based on his historical target.

The Compensation Committee believes that the PBC Adjusted EBITDA measure for our CEO and the other NEOs that participate in the program is the appropriate measure of performance at this time. This measure may be modified as circumstances warrant, including possible adjustments due to acquisitions and other atypical events.

2021 Long-Term Incentive Plan Payouts and Performance Analysis

2019-2021 Performance Share Unit Cycle

Payouts under the Performance Share Program vest at the end of three-year performance periods. Payouts for the 2019-2021 performance share unit cycle were based upon our cumulative adjusted free cash flow during the cycle.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

For the three-year performance period from 2019-2021, cumulative adjusted free cash flow was $231.0 million, placing the award at 0% of the target shares.  As such, there was no payout under the 2019-2021 performance cycle.

Name	Target Value ($)	Target Shares (#)(1)	Shares Awarded (#)	Actual Value ($)	Realized Value as % of Target (%)

G Marc Baumann	1,100,000	37,237	—	—	0
Kristopher H. Roy	75,000	2,538	—	—	0
Robert A. Miles	200,000	6,770	—	—	0
John Ricchiuto	200,000	6,770	—	—	0
Robert M. Toy	300,000	10,155	—	—	0

(1)	Target shares were calculated by dividing the target value by the stock price at the beginning of the performance period ($29.54) rounded to the nearest full share.

2021-2023 Performance Share Unit Cycle

In March 2021, the Compensation Committee established the payout formula for the 2021-2023 PSU cycle under the Performance Share Program equal to one percent for every $1 million of cumulative three-year PBC Adjusted EBITDA over $203.7 million up to a $305.5 million cap with $254.6 million as the target.

Performance Level	Cumulative Three- Year EBITDA (millions) ($)	Performance Payout* (%)

Maximum	305.5	200
Target	254.6	100
Threshold	203.7	0

*	If our cumulative three-year PBC Adjusted EBITDA falls between performance levels, the performance payout percentage is determined by linear interpolation between such performance levels.

On March 3, 2021, the Compensation Committee also established that for the 2021-2023 performance cycle under the Long-Term Incentive Program, the award for each NEO would consist of 25% PSUs and 75% RSUs, in order to aid with executive retention in the face of the Company’s ongoing recovery from the pandemic and to align the incentives of our NEOs with shareholder return.  The table below shows the awards granted to each of our NEOs for the 2021-2023 performance cycle.

Name	2021-2023 Threshold ($)	2021-2023 Threshold (#)(1)	2021-2023 Target ($)	2021-2023 Target (#)(1)	2021-2023 Maximum ($)	2021-2023 Maximum (#)(1)

G Marc Baumann	1,925,000	54,985	2,200,000	62,840	2,750,000	78,550
Kristopher H. Roy	437,500	12,497	500,000	14,282	625,000	17,853
Robert A. Miles	175,000	4,999	200,000	5,713	250,000	7,141
John Ricchiuto	262,500	7,498	300,000	8,569	375,000	10,711
Robert M. Toy	437,500	12,497	500,000	14,282	625,000	17,853

(1)

The number of PSUs set aside at onset of the performance period is determined by dividing 25% of the annual award value established for each of our NEOs by the stock price on the grant date ($35.01 on March 3, 2021).

(2)

The number of RSUs set aside at onset of the performance period is determined by dividing 75% of the annual award value established for each of our NEOs by the stock price on the grant date ($35.01 on March 3, 2021).

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2021 Special Restricted Stock Units

In February 2021, the Compensation Committee awarded executives of the Company, including our NEO’s, a one-time grant of RSUs designed to help retain key executives during this critical time to support the future growth of the Company.  These RSUs vest in full on December 31, 2022, subject to the NEO’s continued service through such date. The amount of the award granted to each of our NEOs is shown in the table below.

Name	RSUs Granted (#)

G Marc Baumann	22,906
Kristopher H. Roy	4,116
Robert A. Miles	5,842
John Ricchiuto	5,584
Robert M. Toy	6,980

Say-on-Pay Advisory Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires public companies to provide their stockholders with an advisory vote to approve executive compensation at least once every three years. At our annual meeting of stockholders in 2017, our stockholders approved a proposal to hold a stockholder advisory vote on executive compensation every year.

This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our executive pay program and policies. In connection with Proposal No. 2 set forth in this Proxy Statement, the Board has again recommended that stockholders consider and cast a non-binding advisory vote on a resolution approving 2021 NEO compensation. We are providing this stockholder advisory vote on our executive compensation in accordance with Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a).

Prior Say-on-Pay Advisory Vote

Our Board values our stockholders’ feedback and pays careful attention to communications from our stockholders regarding our executive compensation practices. Our executive compensation program is designed to pay for performance and to align the long-term interests of our NEOs and other members of our management team with the long-term interests of our stockholders, as discussed in more detail throughout this Proxy Statement. We believe these design and alignment principles help to ensure an appropriate balance between risk and reward; while our incentive compensation arrangements do not encourage employees to take unnecessary or excessive risks, our employees are rewarded for executing on our financial and strategic objectives. Further, the Compensation Committee and the Board believe that the compensation policies and procedures articulated in this Proxy Statement are effective in furthering our achievement of short-term, medium-term and long-term business goals, and that the compensation of our NEOs reported in this Proxy Statement, which is structured to motivate superior individual performance, has supported and contributed to our success.

At our last annual meeting, our advisory vote to approve the 2020 compensation paid to NEOs received the strong support of our stockholders (approximately 96.0% of the shares represented in person or by proxy and entitled to vote).  Based on the results of last year’s Say-on-Pay vote, our Compensation Committee determined to keep the structure of our executive compensation program for 2021 substantially similar to the structure of the executive compensation program for 2020, including the Performance Share Program described herein. As we continue to refine our compensation program, policies and practices going forward, we will continue to consider stockholder feedback.

Role of the Compensation Committee

Our Compensation Committee has administered our executive compensation program since the committee was established in conjunction with our initial public offering. Broadly stated, the Compensation Committee’s overall role is to oversee all of our compensation plans and policies, administer our equity plans and policies, approve equity grants to our executive officers and review and approve all compensation decisions relating to the NEOs. As in the past, our Compensation Committee engaged Willis Towers Watson in 2021 as a consultant to assist in addressing and discharging its duties and obligations. As required by the SEC, the Compensation Committee has determined Willis Towers Watson has no conflicts of interest with our company and is independent.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Role of Management

Our CEO and Chief Human Resources Officer regularly and routinely work with our Compensation Committee throughout the year, with input from our outside legal counsel, as well as from the Compensation Committee’s compensation consultant. Our CEO plays an integral role in making specific recommendations to the Compensation Committee regarding the compensation for all of the NEOs other than the CEO himself. Our Board decides the compensation of our CEO following recommendations made by the Compensation Committee.

Executive Stock Ownership Requirements

In order to align the interests of our senior executives with those of our stockholders, we implemented stock ownership requirements for our senior executives in January 2007.  On March 3, 2021, our Board adopted new, more expansive executive stock ownership requirements for the same purpose, and also to help attract, motivate, and retain a talented and creative executive team while further promoting our commitment to sound corporate governance. Under the new stock ownership requirements, our CEO is still required to own and continuously hold a number of shares of our common stock and RSUs with a total value at least equal to three times his base salary. Additionally, each member of our executive team is required to own and continuously hold a number of shares of our common stock and RSUs with a total value at least equal to two times his or her base salary and each member of our senior management team are required to own and continuously hold a number of shares of our common stock and RSUs with a total value at least equal to one time his or her base salary.  Our current NEOs are on track to meet this requirement.

Tax and Accounting Considerations

We measure stock-based compensation expense at the grant date, based on the fair value of the award, and the expense is recognized over the requisite employee service period (generally, the vesting period) for awards expected to vest.  We account for forfeitures of stock-based awards when they occur.  Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1 million per year.  The Compensation Committee has and will continue to take into consideration Section 162(m) in establishing compensation of our executives but considers other factors and business needs as well.  Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation.  For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code.

Relationship Between Compensation Plans and Risk

The Compensation Committee has concluded that it is not reasonably likely that the risks arising from our compensation policies and practices would have a material adverse effect on our company. In reaching this conclusion, the Compensation Committee considered the following factors:

•

In 2019, Willis Towers Watson conducted a risk assessment of our executive compensation policies and practices and concluded that we do not compensate or incentivize our executives in a manner that creates risks that are reasonably likely to have a material adverse impact on our company and that, on an overall basis, our executive compensation program aligns with current market practices, contains an appropriate balance of risks versus rewards, and incorporates appropriate risk mitigating factors.

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation with no one component of pay providing a disproportionate segment of the whole; and
•	Our compensation is balanced between a variety of different measures and both short-term and long-term incentives are designed to reward execution of our short-term and long-term corporate strategies.

Clawback Policy

We believe that it is in the best interest of our company and our stockholders to maintain a culture that emphasizes integrity and accountability, including as to financial reporting matters.  Accordingly, on March 6, 2019, our Board adopted a clawback policy. This policy provides for the recoupment of certain executive officer compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. This policy is administered by the Compensation Committee, and it applies to Incentive Compensation paid, granted or otherwise awarded to our current and former executive officers. “Incentive Compensation” includes annual bonuses and other short- and long-term cash incentive awards, stock options, restricted stock awards and other equity or equity-based awards, but does not include restricted stock or similar awards subject to only time-based vesting.

SP+ CORPORATION 2022 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis,” and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,
Wyman T. Roberts (Chair) Gregory A. Reid Diana L. Sands Douglas R. Waggoner

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal years ending December 31, 2021, 2020 and 2019 by our Principal Executive Officer (“PEO”), our Principal Financial Officer (“PFO”), and our other three NEOs.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)

G Marc Baumann	2021	800,031	—	2,944,473	1,200,000	2,500	4,947,004
Chief Executive Officer;	2020	800,031	—	982,526	—	59,934	1,842,491
President (PEO)	2019	800,031	—	1,253,397	880,000	101,506	3,034,934

Kristopher H. Roy	2021	425,017	—	633,783	300,000	1,431	1,360,231
Chief Financial Officer (PFO)	2020	365,369	—	111,624	—	7,126	484,119
	2019	307,434	50,000	313,307	139,333	8,760	818,834

Robert A. Miles	2021	368,014	—	389,877	182,700	1,275	941,866
President, Bags	2020	363,782	—	178,613	—	3,804	546,199

John Ricchiuto	2021	440,017	—	481,481	300,000	614	1,222,112
President of Airport Division	2020	440,017	—	178,613	—	5,247	623,877
	2019	436,188	—	227,878	280,500	12,039	956,605

Robert M. Toy	2021	550,021	—	726,863	375,000	1,275	1,653,159
President of Commercial Division	2020	550,021	—	267,958	—	12,220	830,199
	2019	550,021	—	341,817	294,938	12,360	1,199,136

(1)

The amounts shown in column (e) for 2021 represent the aggregate grant date fair value of the 2021-2023 performance share unit (“PSU”) awards and restricted stock unit (“RSU”) awards, which were granted under the Long-Term Incentive Plan.  The fair value of the PSU awards and the regular RSU awards granted to all NEOs is based on the closing price of our common stock on the grant date, March 3, 2021 ($35.01), and, with respect to the PSUs, is calculated at the target share payout for the cumulative three years of the performance period. The maximum value of the PSUs assuming the highest level of performance conditions will be achieved would be $1,100,000 for Mr. Baumann, $250,000 for Mr. Roy, $100,000 for Mr. Miles, $150,000 for Mr. Ricchiuto and $250,000 for Mr. Toy. For information about the threshold and maximum payout amounts under the PSU awards, see the “Grants of Plan-Based Awards for 2021” table below. The fair value of the Special RSUs granted to the NEOs is based on the closing price of our common stock on the grant date, February 4, 2021 ($32.50).

The amounts shown in column (e) were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, not the actual amounts paid to or realized by the NEOs during our 2021, 2020 and 2019 fiscal years. An explanation of the methodology for payouts under our PSU and RSU awards is discussed in the footnotes to the “Grants of Plan-Based Awards for 2021” and “Outstanding Equity Awards at Fiscal Year-End 2021” tables below.

(2)	The amounts for 2021 shown in column (g) reflect cash bonuses paid pursuant to our Management Incentive Compensation Program for 2021 performance.
(3)	The value of all perquisites and other personal benefits for each executive was below $10,000 in 2021. The amount for 2021 shown in column (i) reflects contributions made by us under our 401(k) plan.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for 2021

The following table sets forth summary information regarding RSUs and PSUs granted to our NEOs pursuant to our Long-Term Incentive Plan and bonus amounts achievable pursuant to our Management Incentive Compensation Program during 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock	Grant Date Fair Value of Stock

Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Units (#) (i)	Awards ($) (j)

G Marc Baumann	1/1/2021		200,000	800,000	1,200,000
	2/4/2021	(3)							22,906	744,445
	3/3/2021					12,568	15,710	31,420		550,007
	3/3/2021	(4)							47,130	1,650,021
Kristopher H. Roy	1/1/2021		50,000	200,000	300,000
	2/4/2021	(3)							4,116	133,770
	3/3/2021					2,856	3,570	7,140		124,986
	3/3/2021	(4)							10,712	375,027
Robert A. Miles	1/1/2021		25,000	100,000	300,000
	2/4/2021	(3)							5,842	189,865
	3/3/2021					1,142	1,428	2,856		49,994
	3/3/2021	(4)							4,285	150,018
John Ricchiuto	1/1/2021		50,000	200,000	300,000
	2/4/2021	(3)							5,584	181,480
	3/3/2021					1,714	2,142	4,284		74,991
	3/3/2021	(4)							6,427	225,009
Robert M. Toy	1/1/2021		62,500	250,000	375,000
	2/4/2021	(3)							6,980	226,850
	3/3/2021					2,856	3,570	7,140		124,986
	3/3/2021	(4)							10,712	375,027

(1)

The amounts included in columns (c), (d) and (e) reflect the cash bonus amounts achievable pursuant to our Management Incentive Compensation Program. See “Compensation Discussion and Analysis” for a discussion of timing of various pay decisions.

(2)

On March 3, 2021, the Compensation Committee established the threshold, target and maximum payout levels for the 2021-2023 PSUs granted pursuant to our Long-Term Incentive Plan. These PSUs will vest, if at all, at the completion of the 2021-2023 performance period depending on whether the threshold performance target is met. The threshold award is 80% of the target and the maximum award is 200% of the target. The following table provides additional information about the value of the awards based on threshold, target and maximum payout levels for the cumulative three years of the performance period:

	25% PSUs						75% RSUs		LTIP Plan Total
Name	2021-2023 Threshold ($)	2021-2023 Threshold (#)(1)	2021-2023 Target ($)	2021-2023 Target (#)(1)	2021-2023 Maximum ($)	2021-2023 Maximum (#)(1)	2021-2023 Target ($)	2021-2023 Target (#)(2)	2021-2023 Target (S)	2021-2023 Target (#)

G Marc Baumann	440,000	12,568	550,000	15,710	1,100,000	31,420	1,650,000	47,130	2,200,000	62,840
Kristopher H. Roy	100,000	2,856	125,000	3,570	250,000	7,140	375,000	10,712	500,000	14,282
Robert A. Miles	40,000	1,142	50,000	1,428	100,000	2,856	150,000	4,285	200,000	5,713
John Ricchiuto	60,000	1,714	75,000	2,142	150,000	4,284	225,000	6,427	300,000	8,569
Robert M. Toy	100,000	2,856	125,000	3,570	250,000	7,140	375,000	10,712	500,000	14,282

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

The Performance Share Program provides participating executives with the opportunity to earn vested common stock if performance targets for pre-tax free cash flow are achieved over the cumulative three-year period and recipients satisfy service-based vesting requirements. If our cumulative three-year PBC Adjusted EBITDA falls between performance levels, the performance payout percentage is determined by linear interpolation between such performance levels.

(3)

Column (i) sets forth the number of RSUs granted on February 4, 2021, all of which vest on December 31, 2022, subject to continued service.  Column (j) sets forth the grant date fair value of these RSUs based on the closing price of our common stock ($32.50) on February 4, 2021 (grant date) and is computed in accordance with FASB ASC 718.

(4)

Column (i) sets forth the number of RSUs granted on March 3, 2021, all of which vest on December 31, 2023, subject continued service.  Column (j) sets forth the grant date fair value of these RSUs based on the closing price of our common stock ($35.01) on March 3, 2021 (grant date) and is computed in accordance with FASB ASC 718.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2021

The following table shows stock awards subject to certain restrictions and other contingencies outstanding on December 31, 2021, the last day of our fiscal year, for our NEOs. No NEO held stock options or stock appreciation rights as of December 31, 2021.

		Stock Awards
Name	Grant Date/ Performance Share Unit Period(1)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

G Marc Baumann	1/1/19-12/31/21 (4)			37,237	—
	1/1/20-12/31/22 (5)			25,931	731,773
	1/1/21-12/31/22 (6)	22,906	646,407
	1/1/21-12/31/23 (7)			3,570	100,745
	1/1/21-12/31/23 (8)	47,130	1,330,009
Kristopher H. Roy	1/1/19-12/31/21 (4)			2,538	—
	3/6/19-12/31/21 (9)	10,155	286,574
	1/1/20-12/31/22 (5)			2,946	83,136
	1/1/21-12/31/22 (6)	4,116	116,154
	1/1/21-12/31/23 (7)			1,428	40,298
	1/1/21-12/31/23 (8)	10,712	302,293
Robert A. Miles	1/1/19-12/31/21 (4)			6,770	—
	3/6/19-12/31/21 (9)	13,540	382,099
	1/1/20-12/31/22 (5)			4,714	133,029
	1/1/21-12/31/22 (6)	5,842	164,861
	1/1/21-12/31/23 (7)			1,428	40,298
	1/1/21-12/31/23 (8)	4,285	120,923
John Ricchiuto	1/1/19-12/31/21 (4)			6,770	—
	1/1/20-12/31/22 (5)			4,714	133,029
	1/1/21-12/31/22 (6)	5,584	157,580
	1/1/21-12/31/23 (7)			2,142	60,447
	1/1/21-12/31/23 (8)	6,427	181,370
Robert M. Toy	1/1/19-12/31/21 (4)			10,155	—
	1/1/20-12/31/22 (5)			7,072	199,572
	1/1/21-12/31/22 (6)	6,980	196,976
	1/1/21-12/31/23 (7)			3,570	100,745
	1/1/21-12/31/23 (8)	10,712	302,293		—

(1)	For a better understanding of this table, we have included an additional column showing the grant dates of RSUs and the associated performance periods for the PSUs.
(2)	Based on the closing price per share of our common stock on December 31, 2021 ($28.22).
(3)	The shares in the Equity Incentive Plan Awards column represent PSU awards based on target payout, except for the PSUs described in footnote (4), below, that were paid out based on actual performance.
(4)	The performance period for these PSUs ended on December 31, 2021, and the threshold level of performance was not achieved resulting in a 0% payout.
(5)	The performance period for these PSUs is scheduled to end on December 31, 2022, and the payout, if any, is scheduled to be made in the first quarter of 2023.
(6)	These RSUs will vest on December 31, 2022, subject to the NEO’s continued service through such date.
(7)	The performance period for these PSUs is scheduled to end on December 31, 2023, and the payout, if any, is scheduled to be made in the first quarter of 2024.
(8)	These RSUs will vest on December 31, 2023.
(9)	These RSUs vested December 31, 2021, and the payout was made in the first quarter of 2022.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Stock Vested During 2021

The following table provides information on the RSUs and PSUs held by NEOs that vested during 2021. Our company has no outstanding option awards.

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(5)

G Marc Baumann	—	—
Kristopher H. Roy(1)	10,155	286,574
Robert A. Miles(2)	13,540	382,099
John Ricchiuto	—	—
Robert M. Toy	—	—

(1)	10,155 RSUs granted on March 6, 2019 that vested December 31, 2021.
(2)	13,540 RSUs granted on March 6, 2019 that vested December 31, 2021.
(3)	Based on the closing price per share of our common stock on December 31, 2021 ($28.22).

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Our NEOs participated in a Deferred Compensation Plan that provided each with the opportunity to defer an amount which, when combined with his 401(k) plan deferral, will equal the maximum allowable deferral pursuant to the IRS section 415 limits. The following table sets forth the nonqualified deferred compensation of our NEOs that received such compensation for the fiscal year ending December 31, 2021.

Name	Executive Contributions in 2021 ($)(1)	Registrant Contributions in 2021 ($)(2)	Aggregate Earnings (loss) in 2021 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/21 ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

G Marc Baumann	16,001	1,667	34,884	—	327,571
Kristopher H. Roy	—	—	76,170	—	449,720
Robert A. Miles	—	—	214	—	6,091
John Ricchiuto	—	—	120,346	—	690,183
Robert M. Toy	—	—	107,713	—	597,000

(1)	The amounts included in column (b) are included as Salary in column (c) of the Summary Compensation Table.
(2)

The amounts included in column (c) are included as All Other Compensation in column (i) of the Summary Compensation Table.  Registrant contributions were suspended starting April 1, 2020 and reinstated October 1, 2021.

(3)	None of the amounts reported in column (d) are reported in the Summary Compensation Table.
(4)

Amounts reported in column (f) for each NEO include amounts previously reported in the Summary Compensation Table in previous years when earned if that executive’s compensation was required to be disclosed in a previous year.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO.

As is permitted under the SEC rules, to determine our median employee, we chose “gross wages” as our consistently applied compensation measure. Using a determination date of December 31, 2020, our employee population was comprised of 12,207 people.  Under the 5% de minimis rule, we excluded 199 non-US employees (approximately 1.6% of our global workforce) in Canada from the employee population used to identify our median employee and calculate the CEO pay ratio. From the remaining 12,008 employees, we identified our median employee. We determined that our median employee’s total compensation was $26,424 calculated in accordance with the SEC rules applicable to the Summary Compensation Table, while our CEO’s total compensation included in the Summary Compensation Table was $4,947,004. Accordingly, our estimated CEO pay ratio is 187 to 1.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules.  As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the ratio may not be comparable to the CEO pay ratios presented by other companies.

Employment Agreements

Mr. Baumann

We entered into an Amended and Restated Executive Employment Agreement with Mr. Baumann dated and effective as of June 1, 2019, to serve as our CEO. The employment agreement continues month-to-month until terminated by either party.

The employment agreement provides Mr. Baumann with the following compensation and benefits:

•	Annual base salary of no less than $800,000, subject to review annually in accordance with our company’s review policies and practices then in effect;
•	Participation in any annual bonus program maintained by our company for its senior executives with a target of not less than $800,000;
•	Participation in the LTIP;
•

Participation in all compensation and employee benefit plans or programs, and all benefits or perquisites, for which any member of our company’s senior management is eligible under any existing or future plan or program; and

•	Payment of the premiums for Mr. Baumann’s supplemental life insurance until the age of 72; the current amount of the annual premium is $2,825.

The employment agreement provides that Mr. Baumann is entitled to continuation of certain salary and benefits upon termination of employment depending upon the reason for termination as described below under “Payments and Potential Payments upon Termination or Change of Control-Mr. Baumann.” The employment agreement also provides that Mr. Baumann may not disclose or use any of our company’s confidential information during the term of the employment agreement. During his employment with our company and for a period of 24 months following his termination for any reason, he is precluded from engaging or assisting in any business that is in competition with our company and from soliciting our company’s clients, customers, business referral sources, employees or representatives.

Messrs. Roy, Miles, Ricchiuto and Toy

We also have employment agreements with each of our other NEOs. Each executive’s compensation is governed largely by his respective employment agreement, subject to annual review. Each of the employment agreements automatically renews for one-year periods unless either party provides advanced notice of an intention not to renew the employment agreement. As of April 1, 2021, the employment agreements will automatically renew on the following dates unless a termination notice is provided by either party: Mr. Roy - August 31, 2022, Mr. Miles – October 16, 2022, Mr. Ricchiuto - December 31, 2022 and Mr. Toy - October 2, 2022.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Each of the employment agreements provides the NEO with the following compensation and benefits:

•	A minimum annual base salary, subject to review annually in accordance with our company’s review policies and practices then in effect;
•	Participation in any annual bonus program maintained by our company for its senior executives;
•	Participation in the LTIP; and
•

Participation in all compensation and employee benefit plans or programs, and all benefits or perquisites, for which any member of our company’s senior management is eligible under any existing or future plan or program.

The annual salary for each as of December 31, 2021 was as follows: Mr. Roy-$425,000, Mr. Miles-$368,000, Mr. Ricchiuto-$440,000 and Mr. Toy-$550,000.

The employment agreement provides that each of these NEOs is entitled to continuation of certain salary and benefits upon termination of employment depending upon the reason for termination as described below under “Payments and Potential Payments upon Termination or Change of Control-Potential Payments to Other Executive Officers.”  The employment agreements for each of these NEOs also provide that they may not disclose or use any confidential information of our company during or after the term of the employment agreement. During their employment with us and for a period of 24 months following their termination of employment for any reason, each of these employees is precluded from engaging or assisting in any business that is in competition with our company and from soliciting any of our company’s clients, customers, business referral sources, officers, employees or representatives.

Payments and Potential Payments upon Termination or Change of Control

Potential Payments to Mr. Baumann

Our employment agreement with Mr. Baumann is terminable by us for cause. If his employment is terminated by reason of his death, we are obligated to pay his estate an amount equal to the base salary earned through the end of the calendar month in which death occurs, plus any earned and unpaid annual bonus, a pro-rata portion of the target bonus for the year in which the death occurs, vacation pay and other benefits earned through the date of death including any vested benefits to which he may be entitled and the value of any in-flight equity awards that will vest on the date of termination or later.

If Mr. Baumann’s employment is terminated by reason of disability, we are obligated to pay him or his legal representative an amount equal to his annual base salary in effect on the date of termination for, eighteen (18) months reduced by amounts received under any disability benefit program, plus any earned and unpaid annual bonus, pro-rata portion of the target bonus for the year the date of termination occurs, vacation pay and other benefits earned through the date of termination, including any vested benefits to which he may be entitled and the value of any in-flight equity awards that will vest on the date of the termination or later.

Upon Mr. Baumann’s termination of employment for cause or by reason of the executive’s voluntary resignation not for good reason, we must pay him the annual base salary through the date of termination, the annual bonus for any calendar year ended prior to termination, and any vested benefits to which he may be entitled.

If Mr. Baumann voluntarily resigns for “good reason” (as defined in his employment agreement) or upon our termination of his employment for any reason other than cause, we must pay him as follows:

If termination of employment is on or before December 31, 2023, continue to pay his most recent base salary and target annual bonus,  for a period of 24 months following termination, pay any earned but unpaid annual bonus, and provide him and /or his family with certain other benefits including health insurance (medical and dental) for eighteen months and any vested benefits to which he may be entitled as well as the value on any in-flight equity awards that will vest on the date of termination or later.

OR

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

If termination of employment is after December 31, 2023, Mr. Baumann would receive his annual base salary through the date of termination, the annual bonus for any calendar year ended prior to the termination and any other vested benefits to which he may be entitled including the not limited to unpaid vacation as well as the value of any in-flight equity awards that will vest on the date of termination or later.

Mr. Baumann is subject to non-competition and non-solicitation agreements for 24 months following termination of his employment.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Baumann, our President and CEO, if his employment terminated and a change of control occurred on December 31, 2021, the last day of the fiscal year.

Compensation Component	CEO Voluntary Resignation ($)		CEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)

Compensation
Base salary	—		1,600,000	(1)	1,600,000	(1)	—		1,600,000	(3)
Target cash incentive	800,000	(2)	1,600,000	(1)	1,600,000	(1)	800,000	(2)	1,600,000	(3)
Restricted Stock Units & Special 'Restricted Stock Units	443,336	(4)	443,336	(4)	443,336	(4)	—		1,976,416	(4)(5)
Performance Share Units	295,557	(6)	295,557	(6)	295,557	(6)	—		886,672	(6)
Benefits and Perquisites
Health Benefits	—		37,190	(7)	37,190	(7)	—		37,190	(3)
Insurance funding	15,538	(8)	15,538	(8)	15,538	(8)	15,538	(8)	15,538	(3)
Total	1,554,431		3,991,621		3,991,621		815,538		6,115,816

(1)	Payable as salary continuation for 24 months, subject to compliance with covenants not to solicit or compete for 24 months.
(2)	Payable as salary continuation for 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(3)	In the event the CEO is terminated following a change of control, payment would follow the termination without cause provisions outlined in the employment agreement.
(4)

For a voluntary resignation after age 65, the RSUs are pro-rated.  In the event of a change of control, the RSU vesting accelerates.  For purposes of this schedule, the value of the RSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 ($28.22).

(5)	The special RSUs are forfeited for all reasons reference in the table, except in the event of a change of control.
(6)

For a voluntary resignation after age 65, the PSUs vest pro-rata (i.e. open cycles) provided that the vesting provisions including any performance requirements are met.   For purposes of this schedule, the value of the PSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 by the pro-rated actual value.  In the event of a change of control prior to the end of the performance cycle, the performance period ends as of the date of the change of control and the performance goal is measured through this date with appropriate adjustments to reflect the shortened performance period and all target shares are awarded.

(7)	Estimated cost of health insurance coverage continuation for 18 months computed at current premium.
(8)	Estimated cost of required life insurance policy payments computed based on 2021 premiums.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Potential Payments to Other Named Executive Officers

Each of our employment agreements with Messrs. Roy, Miles, Ricchiuto and Toy is terminable by us for cause. If their employment is terminated by reason of their death, we are obligated to pay their respective estates an amount equal to the base salary earned through the end of the calendar month in which death occurs, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of death. If the employment of Messrs. Roy, Miles, Ricchiuto and Toy is terminated by us because of the NEO's disability, we are obligated to pay the NEO or his legal representative an amount equal to his annual base salary for the duration of the employment period in effect on the date of termination, reduced by amounts received under any disability benefit program, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of termination. Upon termination of the employment of Messrs. Ricchiuto or Toy for cause or by reason of the executive’s voluntary resignation without good reason, we must pay the executive the sum of $50,000 over a 12-month period. Upon termination of the employment for Messrs. Roy or Miles for cause or by reason of his voluntary resignation without good reason, we must pay him the sum of 1/24 of his annual salary, payable over a 12-month period.

If Messrs. Ricchiuto or Toy voluntarily resigns for “good reason” (as defined in the respective employment agreement) or upon our termination of their employment for any reason other than cause, we must (i) pay the executive, for a period of 24 months following termination, payments at the rate of the executive’s most recent annual base salary and annual target bonus, and (ii) provide the executive and/or his family with certain other benefits. Messrs. Ricchiuto or Toy are subject to non-competition and non-solicitation agreements for 24 months following termination of their employment.  If Messrs. Roy or Miles voluntarily resigns for “good reason” (as defined in the respective employment agreement) or upon our termination of his employment for any reason other than cause, we must (i) pay the executive, for a period of 12 months following termination, payments at the rate of the executive’s most recent annual base salary and annual target bonus, and (ii) provide the executive and/or his family with certain other benefits. Messrs. Roy and Miles are subject to non-competition and non-solicitation agreements for 12 months following termination of his employment.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Roy, our Chief Financial Officer, if his employment terminated and a change of control occurred on December 31, 2021, the last day of the fiscal year.

Compensation Component	NEO Voluntary Resignation ($)		NEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)

Compensation
Base salary	17,708	(1)	425,000	(2)	425,000	(2)	17,708	(1)	425,000	(3)
Target cash incentive	—		200,000	(2)	200,000	(2)	—		200,000	(3)
Restricted Stock Units & Special 'Restricted Stock Units	286,574	(5)	286,574	(5)	286,574	(5)	—		705,021	(4)(5)
Performance Share Units	—		—		—		—		201,491	(6)
Benefits and Perquisites
Health Benefits	—		24,793	(7)	24,793	(7)	—		24,793	(3)
Total	304,282		936,368		936,368		17,708		1,556,305

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 12 months.
(2)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 12 months.
(3)	In the event NEO is terminated following a change of control, it would follow the termination without cause provisions outline in his employment agreement.
(4)

In the event of a change of control, the RSU vesting accelerates.  For purposes of this schedule, the value of the RSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 ($28.22).

(5)	With the exception of the shares vested on 12/31/21, the special RSUs are forfeited for all reasons referenced in the table, except in the event of a change of control.
(6)

For a voluntary resignation after age 65, the PSUs vest pro-rata (i.e. open cycles) provided that the vesting provisions including any performance requirements are met.   For purposes of this schedule, the value of the PSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 ($28.22) by the pro-rated actual value.  In the event of a change of control prior to the end of the performance cycle, the performance period ends as of the date of the change of control and the performance goal is measured through this date with appropriate adjustments to reflect the shortened performance period and all target shares are awarded.

(7)	Estimated cost of health insurance coverage continuation for 12 months computed at current premium.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Miles, our President of Bags, if his employment terminated and a change of control occurred on December 31, 2021, the last day of the fiscal year.

Compensation Component	NEO Voluntary Resignation ($)		NEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)

Compensation
Base salary	15,333	(1)	368,000	(2)	368,000	(2)	15,333	(1)	368,000	(3)
Target cash incentive	—		100,000	(2)	100,000	(2)	—		100,000	(3)
Restricted Stock Units & Special Restricted Stock Units	382,099	(5)	382,099	(5)	382,099	(5)	—		667,883	(4)(5)
Performance Share Units	—		—		—		—		80,596	(6)
Benefits and Perquisites
Health Benefits	—		21,879	(7)	21,879	(7)	—		21,879	(3)
Total	397,432		871,978		871,978		15,333		1,238,358

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 12 months.
(2)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 12 months.
(3)	In the event NEO is terminated following a change of control, it would follow the termination without cause provisions outline in his employment agreement.

(4)   In the event of a change of control, the RSU vesting accelerates.  For purposes of this schedule, the value of the RSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 ($28.22).

(5)	With the exception of the shares that vested on 12/31/21, the special RSUs are forfeited for all reasons referenced in the table, except in the event of a change of control.
(6)

For a voluntary resignation after age 65, the PSUs vest pro-rata (i.e. open cycles) provided that the vesting provisions including any performance requirements are met.   For purposes of this schedule, the value of the PSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 ($28.22) by the pro-rated actual value.  In the event of a change of control prior to the end of the performance cycle, the performance period ends as of the date of the change of control and the performance goal is measured through this date with appropriate adjustments to reflect the shortened performance period and all target shares are awarded.

(7)	Estimated cost of health insurance coverage continuation for 12 months computed at current premium.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Ricchiuto, President of Airport Division, if his employment terminated and a change of control occurred on December 31, 2021, the last day of the fiscal year.

Compensation Component	NEO Voluntary Resignation ($)		NEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)

Compensation
Base salary	50,000	(1)	880,000	(2)	880,000	(2)	50,000	(1)	880,000	(3)
Target cash incentive	—		400,000	(2)	400,000	(2)	—		400,000	(3)
Restricted Stock Units & Special 'Restricted Stock Units	60,457	(4)	60,457	(4)	—		—		338,950	(4)(5)
Performance Share Units	40,298	(6)	40,298	(6)	—		—		120,894	(6)
Benefits and Perquisites
Health Benefits	—		18,346	(7)	18,346	(7)	—		18,346	(3)
Total	150,755		1,399,101		1,298,346		50,000		1,758,191

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 24 months.
(2)	Payable as salary continuation over 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

SP+ CORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

(3)	In the event NEO is terminated following a change of control, it would follow the termination without cause provisions outline in his employment agreement.
(4)

For a voluntary resignation after age 65, the RSUs are pro-rated.  In the event of a change of control, the RSU vesting accelerates.  For purposes of this schedule, the value of the RSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 ($28.22).

(5)    The special RSUs are forfeited for all reasons referenced in the table, except in the event of a change of control.

(6)

For a voluntary resignation after age 65, the PSUs vest pro-rata (i.e. open cycles) provided that the vesting provisions including any performance requirements are met.   For purposes of this schedule, the value of the PSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 by the pro-rated actual value.  In the event of a change of control prior to the end of the performance cycle, the performance period ends as of the date of the change of control and the performance goal is measured through this date with appropriate adjustments to reflect the shortened performance period and all target shares are awarded.

(7)    Estimated cost of health insurance coverage continuation for 12 months computed at current premium.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Toy, President of Commercial Division, if his employment terminated and a change of control occurred on December 31, 2021, the last day of the fiscal year.

Compensation Component	NEO Voluntary Resignation ($)		NEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)

Compensation
Base salary	50,000	(1)	1,100,000	(2)	1,100,000	(1)	50,000	(1)	1,100,000	(3)
Target cash incentive	—		500,000	(2)	500,000	(2)	—		500,000	(3)
Restricted Stock Units & Special 'Restricted Stock Units	100,764	(4)	100,764	(4)	—		—		499,269	(4)(5)
Performance Share Units	67,164	(6)	67,164	(6)	—		—		201,491	(6)
Benefits and Perquisites
Health Benefits	—		24,793	(7)	24,793	(7)	—		24,793	(3)
Total	217,928		1,792,721		1,624,793		50,000		2,325,553

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 24 months.
(2)	Payable as salary continuation over 24 months, subject to compliance with covenants not to solicit or compete for 24 months.
(3)	In the event NEO is terminated following a change of control, it would follow the termination without cause provisions outline in his employment agreement.
(4)

For a voluntary resignation after age 65, the RSUs are pro-rated.  In the event of a change of control, the RSU vesting accelerates.  For purposes of this schedule, the value of the RSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 ($28.22).

(5)	The special RSUs are forfeited for all reasons referenced in the table, except in the event of a change of control.
(6)

For a voluntary resignation after age 65, the PSUs vest pro-rata (i.e. open cycles) provided that the vesting provisions including any performance requirements are met.   For purposes of this schedule, the value of the PSUs are calculated by multiplying the closing price per share of common stock on December 31, 2021 by the pro-rated actual value.  In the event of a change of control prior to the end of the performance cycle, the performance period ends as of the date of the change of control and the performance goal is measured through this date with appropriate adjustments to reflect the shortened performance period and all target shares are awarded.

(7)	Estimated cost of health insurance coverage continuation for 12 months computed at current premium.

SP+ CORPORATION 2022 PROXY STATEMENT

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation earned for services rendered to us for the fiscal year ending December 31, 2021 by our non-executive directors.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)

Alice M. Peterson	93,172	84,975	—	—	178,147
Karen M. Garrison(2)	39,301	—	—	—	39,301
Gregory A. Reid	77,500	84,975	—	—	162,475
Wyman T. Roberts	82,500	84,975	—	—	167,475
Diana L. Sands	44,409	84,975	—	—	129,384
Douglas R. Waggoner	105,618	84,975	—	—	190,593

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Ms. Garrison retired as a director on May 12, 2021.

Non-Employee Director Fees Earned or Paid in Cash

2021 directors’ fees paid in cash as stated below are paid only to directors who are not employees of our company.

Fee Category	Annual Rate ($)

Annual Cash Retainer (exclusive of Chair)	60,000
Chair of the Board	95,000
Lead Independent Director	35,000
Audit Committee Membership (exclusive of Chair)	10,000
Audit Committee Chair	30,000
Compensation Committee Membership (exclusive of Chair)	7,500
Compensation Committee Chair	17,500
Nominating and Corporate Governance Committee Membership (exclusive of Chair)	5,000
Nominating and Corporate Governance Committee Chair	15,000

Non-Employee Director Stock Grants

Messrs. Reid, Roberts and Waggoner and Mses. Peterson and Sands each received a stock grant of 2,684 shares of common stock on May 13, 2021 for their service as directors.

Non-Employee Director Stock Ownership Requirements

On March 6, 2019, our Board adopted new stock ownership requirements for our non-employee directors.  Our non-employee directors are now required to hold common stock equal to three times their annual cash retainer, which was $60,000 in 2021. All non-employee directors have achieved compliance with these stock ownership requirements except for Ms. Sands who was elected to the Board in May 2021.

SP+ CORPORATION 2022 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS AND CONTROL PERSONS

Our Board recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and has determined that the Audit Committee is best suited to review and approve related person transactions. Our Audit Committee’s charter requires it to review, on an ongoing basis, related party transactions required to be disclosed in our public filings for potential conflict of interest situations and requires all such transactions to be approved by the Audit Committee or another independent body of the Board.

SP+ CORPORATION 2022 PROXY STATEMENT

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our NEOs;
•	each of our directors and nominees for director; and
•	all of our directors and NEOs as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder.

Except as indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. This table also includes shares owned by a spouse as community property.

Percentage beneficially owned is based on 23,261,694 shares of common stock outstanding on the Record Date, and is calculated in accordance with SEC rules.

Name and Address of Beneficial Owner(1)	Current Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned (%)

5% or Greater Beneficial Owners
BlackRock, Inc.	1,553,253(3)	6.68%
River Road Asset Management, LLC	1,737,794(4)	7.47%
Wellington Management Group LLP	1,354,196(5)	5.82%
Named Executive Officers & Directors
G Marc Baumann	82,881(6)	*
John Ricchiuto	31,799(7)	*
Robert M. Toy	30,734(8)	*
Wyman T. Roberts	22,789	*
Douglas R. Waggoner	22,789	*
Gregory A. Reid	15,170	*
Alice M. Peterson	12,167	*
Kristopher H. Roy	10,026(9)	*
Robert A. Miles	8,317(10)	*
Diana L. Sands	2,684	*
All directors and NEOs as a group (10 persons)	239,356(11)

*	Less than 1.0% of the outstanding shares of common stock.
(1)	Except as otherwise indicated, the address for each beneficial owner listed in the table above is c/o SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702.
(2)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated number of shares. Shares represented by restricted stock units cannot be voted at the Annual Meeting.

(3)

The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The information with respect to BlackRock, Inc. is based solely on information obtained from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on or about February 1, 2022. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in BlackRock, Inc.’s Schedule 13G/A.

(4)

The address for River Road Asset Management, LLC is 462 S. 4th Street, Suite 2000, Louisville, KY 40202. The information with respect to River Road Asset Management, LLC is based solely on information obtained from a Schedule 13G filed by River Road Asset Management, LLC with the SEC on or about February 9, 2022. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in River Road Asset Management, LLC’s Schedule 13G.

SP+ CORPORATION 2022 PROXY STATEMENT

SECURITY OWNERSHIP

(5)

The address for Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210. The information with respect to Wellington Management Group LLP is based solely on information obtained from a Schedule 13G/A filed by Wellington Management Group LLP with the SEC on or about February 4, 2022. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Wellington Management Group LLP’s Schedule 13G/A.

(6)

Held jointly with Mr. Baumann's spouse.  Does not include (i) 22,906 RSUs that vest on December 31, 2022, (ii) 47,130 RSUs that vest on December 31, 2023, and (iii) 38,962 RSUs that vest on December 31, 2024.

(7)

Held jointly with Mr. Ricchiuto's spouse.  Does not include (i) 5,584 RSUs that vest on December 31, 2022, (ii) 6,427 RSUs that vest on December 31, 2023, and (iii) 4,871 RSUs that vest on December 31, 2024.

(8)	Does not include (i) 6,980 RSUs that vest on December 31, 2022, (ii) 10,712 RSUs that vest on December 31, 2023, and (iii) 8,929 RSUs that vest on December 31, 2024.
(9)	Does not include (i) 4,116 RSUs that vest on December 31, 2022, (ii) 10,712 RSUs that vest on December 31, 2023, and (iii) 9,741 RSUs that vest on December 31, 2024.
(10)	Does not include (i) 5,842 RSUs that vest on December 31, 2022, (ii) 4,285 RSUs that vest on December 31, 2023, and (iii) 3,247 RSUs that vest on December 31, 2024.
(11)	Does not include 190,444 RSUs held by NEOs that vest at various times during the next two years.

Change of Control

We are unaware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our company.

SP+ CORPORATION 2022 PROXY STATEMENT

PROPOSAL NO. 2:

ADVISORY VOTE ON THE 2021 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As noted in the preceding extensive and comprehensive discussion, executive compensation is an important matter both to us and, we believe, to our stockholders. At our 2021 annual meeting of stockholders, the affirmative vote of the holders of approximately 96.0% of the shares represented in person or by proxy and entitled to vote approved, in a non-binding advisory vote, the 2020 executive compensation of our NEOs. In 2022, we are again seeking input from stockholders with this advisory vote on the 2021 compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the executive compensation disclosure rules of the SEC.

The Compensation Committee has overseen the development and implementation of our executive compensation programs. We have designed our compensation programs to directly link a significant portion of the compensation of our NEOs to defined performance standards that promote balance between the drive for near-term growth and long-term increase in stockholder value. The Compensation Committee also designed our compensation programs to attract, retain and motivate key executives who are essential to the implementation of our strategic growth and development strategy.

The Compensation Committee bases its executive compensation decisions on our core compensation principles, including the following:

•	incentivizing our executives to perform with stockholders’ interests in mind;
•

assembling and maintaining a senior leadership team with the skills necessary to successfully execute our business strategy, maintain our competitiveness, and continue increasing the long-term market value of our company; and

•	balancing awards earned for short-term results with awards earned for strategic decisions that we expect to sustain our long-term performance.

We believe that our existing compensation programs have been effective at motivating our key executives, including our NEOs, to achieve superior performance and results for our company, effectively aligning compensation with performance results, giving our executives an ownership interest in our company so their interests are aligned with our stockholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. Our 2021 compensation programs were built on the same general and conservative principles that we have historically followed.

With our core compensation principles in mind, the Compensation Committee took compensation actions in 2021 described in the CD&A section above.  Compensation actions like those described above evidence our philosophy of aligning executive compensation with our performance and increasing long-term stockholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.

Although this advisory vote on the compensation of our NEOs is not binding on us, our Board or the Compensation Committee will review and consider the outcome of this advisory vote and, consistent with our record of stockholder engagement, will take it into account when making future compensation decisions for our NEOs.

This non-binding advisory vote on the compensation of our NEOs allows our stockholders to express their opinions about our executive compensation programs. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote is intended to provide our stockholders with the opportunity to approve, on an aggregate basis and in light of our corporate performance, the compensation program for our NEOs as described in this Proxy Statement. Stockholders are asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the 2021 Summary Compensation Table included in the proxy statement for the 2022 Annual Meeting, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2, THE ADVISORY (NON-BINDING) VOTE APPROVING 2021 NAMED EXECUTIVE OFFICER COMPENSATION.

SP+ CORPORATION 2022 PROXY STATEMENT

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. You may cast your vote in favor of or against this proposal, or you may elect to abstain from voting your shares.

We expect that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting, each of whom will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any appropriate questions.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3, THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

SP+ CORPORATION 2022 PROXY STATEMENT

AUDIT COMMITTEE DISCLOSURE

General

The Audit Committee of our Board is primarily responsible for the oversight of the quality and integrity of our accounting and reporting practices and controls, and our financial statements and reports; compliance with legal and regulatory requirements; the assessment of our independent registered public accounting firm’s qualifications and independence; and the performance of our internal audit function and independent registered public accounting firm. Detailed descriptions of the Audit Committee’s functions are included above, and a complete description may be found in the Audit Committee’s charter, which may be accessed through the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.

The Audit Committee recommended that Ernst & Young LLP be re-appointed as our independent public accounting firm to serve for the 2022 fiscal year, and that the Board submit this appointment to our stockholders for approval.

Principal Accounting Fees and Services

The Audit Committee, with the approval of the stockholders, engaged Ernst & Young LLP to perform an annual audit of our financial statements for the fiscal year ended December 31, 2021. The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2021 and December 31, 2020, the review of our interim consolidated financial statements for each quarter in fiscal years 2021 and 2020 and for tax and all other services rendered by Ernst & Young LLP during those periods.

Type of Fee	2021	2020

Audit Fees(1)	$1,950,000	$1,978,000
Audit-Related Fees(2)	83,000	85,900
Tax Fees(3)	—	—
All Other Fees(4)	2,790	7,000
Total	$2,035,790	$2,070,900

(1)

Audit Fees include fees associated with the annual audit, including the audit of internal control, the reviews of our quarterly reports on Form 10-Q and audit services provided in connection with other regulatory or statutory filings in which we have engaged Ernst & Young LLP.

(2)

Audit-Related Fees include fees associated with the issuance of a Service Organization Controls (“SOC”) report recognized under Statement on Standards for Attestation Engagements (“SSAE”) 18 (“SOC-1” Report”).

(3)	Tax Fees include fees associated with tax compliance including preparation, review and filing of tax returns and assistance with tax audits and appeals.
(4)	All Other Fees include fees associated with products and services (online research tools) provided by Ernst & Young LLP.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to our pre-approval policy and procedures, the Audit Committee was responsible for reviewing and approving, in advance, all audit services and permissible non-audit services or relationships between our company and Ernst & Young LLP. The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm, and has established a policy concerning the pre-approval of services performed by our independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with maintaining the independence of our registered public accounting firm.

SP+ CORPORATION 2022 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2021. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Exchange Act except to the extent that we specifically incorporate such information by reference in such filing.

In connection with the financial statements for the fiscal year ended December 31, 2021, our Audit Committee:

(i)

oversaw our Section 404 internal controls project, including a review and assessment of the scope, principles, plans, risk areas and budget for the project and direct discussions with our independent registered public accounting firm and our internal audit department;

(ii)	reviewed and assessed our internal audit, controllership and finance functions;
(iii)	reviewed our risk management efforts, including our insurance, compliance and cyber-security programs;
(iv)	discussed with Ernst & Young LLP and management, accounting topics, proposed rules of the Public Company Accounting Oversight Board (PCAOB), and a review of our critical accounting policies;
(v)	monitored the processes by which our CEO, Chief Financial Officer, and Principal Accounting Officer certify the information contained in our quarterly and annual filings with the SEC;
(vi)	reviewed and approved our policy regarding the retention of an independent registered public accounting firm and considered and approved such retentions as appropriate;
(vii)	reviewed our approach toward establishing reserves;
(viii)	reviewed and discussed with management each of our quarterly financial statements and our audited financial statements for 2021;
(ix)	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
(ix)

received and reviewed the written disclosures and the letter from Ernst & Young LLP regarding Ernst & Young LLP’s independence, as required by the PCAOB, and discussed with Ernst & Young LLP its independence from our company.

As part of its oversight role and in reliance upon its reviews and discussions as outlined above, the Audit Committee approved the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC and presentation to our stockholders.

THE AUDIT COMMITTEE

Alice M. Peterson (Chair)

Gregory A. Reid

Diana L. Sands

SP+ CORPORATION 2022 PROXY STATEMENT

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing under the Exchange Act or any filing under the Securities Act of 1933, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Report of the Compensation Committee” will not be deemed incorporated, unless specifically provided otherwise in that other filing.

THE BOARD OF DIRECTORS

SP PLUS CORPORATION

Chicago, March 25, 2022

SP+ CORPORATION 2022 PROXY STATEMENT

APPENDIX A

SP PLUS CORPORATION NON-GAAP RECONCILIATIONS

We supplement the reporting of our financial information determined under U.S. GAAP with certain non-GAAP financial measures, including adjusted gross profit, adjusted general and administrative expenses, adjusted net income attributable to SP Plus, adjusted earnings per share attributable to SP Plus (“adjusted EPS”), adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA”) and free cash flow.  We use these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors.  We also use these non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process.  We believe that providing these non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.  These adjusted financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP financial measures.  These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our U.S. GAAP results and the reconciliations with corresponding U.S. GAAP financial measures below, provide a more complete understanding of our business.  We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  The following reconciles the non-GAAP financial measures discussed above with the most directly comparable U.S. GAAP financial measures:

SP+ CORPORATION 2022 PROXY STATEMENT

APPENDIX A

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTED TO SP PLUS TO ADJUSTED NET INCOME

ATTRIBUTABLE TO SP PLUS AND ADJUSTED NET INCOME PER SHARE

(millions, except for share and per share data, unaudited)

	Year Ended December 31,

	2021	2020

Net income (loss) attributable to SP Plus, GAAP	$31.7	$(172.8)
Add: Restructuring and other costs	3.2	7.6
Add: Non-cash impairment charges	3.6	234.0
Subtract: Other income	(0.1)	(0.2)
Add: Amortization of acquired intangibles	8.7	13.2
Net tax effect of adjustments	(4.2)	(68.7)
Non-routine income tax	(1.8)	(3.8)
Rounding	0.1	0
Adjusted net income attributable to SP Plus	$41.2	$9.3

Net Income (loss) reported
Basic	$1.50	$(8.21)
Diluted	$1.48	$(8.21)
Adjusted net income per share
Basic	$1.95	$0.44
Diluted	$1.93	$0.44
Weighted average shares outstanding
Basic	21,166,323	21,056,061
Diluted	21,379,983	21,056,061
Diluted (applicable to adjusted)	21,379,983	21,157,728

SP+ CORPORATION 2022 PROXY STATEMENT

APPENDIX A

SP PLUS CORPORATION

RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO SP PLUS TO EBITDA, ADJUSTED EBITDA

(millions, unaudited)

	Year Ended December 31,

	2021	2020

Net income (loss) attributable to SP Plus, as reported	$31.7	$(172.8)
Add (subtract):
Income tax expense (benefit)	10.5	(67.5)
Interest expense, net	20.8	21.0
Other income	(0.1)	(0.2)
Total depreciation and amortization expense	25.1	29.3
Non-cash impairment charges	3.6	234.0
Restructuring and other costs	3.2	7.6
Adjusted EBITDA	$94.8	$51.4

SP+ CORPORATION 2022 PROXY STATEMENT

APPENDIX A

SP PLUS CORPORATION

RECONCILIATION OF FREE CASH FLOW

(millions, unaudited)

	Year Ended December 31,
	2021	2020

Net cash provided by operating activities	$53.4	$40.2
Net cash used in investing activities	(9.1)	(11.5)
Termination of joint ventures	—	1.4
Distributions to noncontrolling interest	(2.3)	(1.4)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	0.1
Other, rounding	(0.1)	(0.1)
Free cash flow	$41.8	$28.7

SP+ CORPORATION 2022 PROXY STATEMENT

APPENDIX A

SP PLUS CORPORATION

RECONCILIATION OF ADJUSTED GROSS PROFIT AND ADJUSTED G&A

(millions, unaudited)

	Year Ended December 31,

	2021	2020

Gross profit
Total services revenue	$1,177.2	$1,086.9
Subtract: Total cost of services (exclusive of depreciation and amortization)	(997.4)	(1,056.5)
Gross profit, before depreciation and amortization expense	179.8	30.4
Subtract: Depreciation and amortization	(12.5)	(11.7)
Gross profit, GAAP(1)	167.3	18.7
Add: Depreciation and amortization	12.5	11.7
Add: Restructuring and other costs	2.0	1.1
Add: Non-cash impairment charges	3.6	97.1
Add: Rounding	0.1	—
Adjusted gross profit	$185.5	$128.6
General and administrative expenses
General and administrative expenses, GAAP	$88.2	$85.4
Subtract: Restructuring and other costs	(1.2)	(6.5)
Subtract: Non-cash impairment charges	—	(1.6)
Adjusted G&A	$87.0	$77.3

(1)GAAP gross profit updated to include depreciation and amortization expense.

SP+ CORPORATION 2022 PROXY STATEMENT

SP PLUS CORPORATION FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Signature Signature, if held jointly Date 2022. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X 19853 SP Plus Corporation Proxy Card - Front CONTROL NUMBER (1) G Marc Baumann (2) Alice M. Peterson (3) Gregory A. Reid (4) Wyman T. Roberts (5) Diana L. Sands (6) Douglas R. Waggoner 2. To approve, in a non-binding advisory vote, the 2021 compensation paid to our named executive officers. 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 AND 3. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 10, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY * Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above. Mark here to change your address. Mark here if you plan to attend the meeting. 1. To elect the following directors to serve on the Board of Directors. FOR *FOR All EXCEPT AS MARKED WITHHOLD AUTHORITY PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED SP PLUS CORPORATION  PROXY  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE  COMPANY FOR THE ANNUAL MEETING ON MAY 11, 2022  19853 SP Plus Corporation Proxy Card - Back  The undersigned hereby constitutes and appoints Ritu Vig, Chief Legal Officer and Secretary, and Jerome  L. Pate, Vice President and Deputy General Counsel, or either of them acting in the absence of the other,  his or her true and lawful agents and proxies, with full power of substitution, and hereby authorizes them to  represent the undersigned and to vote for the undersigned as designated on the reverse side, at the Annual  Meeting of Stockholders to be held at 200 E. Randolph Street, 77th Floor, Chicago, Illinois, on May 11,  2022, at 1:00 p.m., Central time, and at any adjournments or postponements thereof, on all matters coming  before said meeting.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and proxy statement, both dated March 25, 2022, and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL SHARES OF SP PLUS CORPORATION COMMON STOCK THAT YOU OWN.  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 AND 3. THIS PROXY WILL BE VOTED, IN THE DISCRETION OF PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.  (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Availability of Proxy Materials for the SP Plus Corporation Annual Meeting of Stockholders to be held on May 11, 2022.  The Proxy Statement, Proxy Card and our 2021 Annual Report to Stockholders are available at this website:  https://www.cstproxy.com/spplus/2022.